Exhibit 4.1

EDGEWELL PERSONAL CARE COMPANY, as Issuer,
the Guarantors from time to time parties hereto,
and
THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee
_________________________
INDENTURE
Dated as of May 22, 2020
_________________________
5.500% Senior Notes due 2028

TABLE OF CONTENTS

SECTION 11.17. Separability.	69
SECTION 11.18. USA Patriot Act.	69

EXHIBITS
Exhibit A Form of Note A-1
Exhibit B Form of Certificate to Be Delivered in Connection with Transfers Pursuant to Regulation S B-1

INDENTURE, dated as of May 22, 2020, between EDGEWELL PERSONAL CARE COMPANY, a Missouri corporation, as issuer (the “Issuer”), the Guarantors from time to time parties hereto, and THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as trustee (the “Trustee”).
ARTICLE ONE
DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.01.  Definitions.
“Additional Notes” means an unlimited aggregate principal amount of additional Notes having identical terms and conditions to the Notes issued pursuant to Article Two, except for issue date, issue price and first interest payment date,.
“Adjusted Consolidated EBITDA” means, with respect to the Issuer and its Subsidiaries on a consolidated basis for any period, the Consolidated Net Income of the Issuer and its Subsidiaries for such period plus:
the sum of, without duplication, in each case, to the extent deducted in or otherwise reducing Consolidated Net Income for such period:
a.provision for Taxes based on income, profits or capital of the Issuer and the Subsidiaries for such period, without duplication, including state franchise and similar Taxes, and foreign withholding Taxes; plus
b.(x) Interest Expense of the Issuer and its Subsidiaries for such period and (y) all cash dividend payments (excluding items eliminated in consolidation) on any series of preferred stock of any Subsidiary or any Disqualified Stock of the Issuer and its Subsidiaries; plus
c.depreciation, amortization (including amortization of intangibles, deferred financing fees and actuarial gains and losses related to pensions and other post-employment benefits, but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash expenses (excluding any such non-cash charges or expenses to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) of the Issuer and its Subsidiaries for such period; plus
d.any costs or expenses incurred pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement or any stock subscription or shareholder agreement, to the extent that such costs or expenses are funded with cash proceeds contributed to the capital of the Issuer or net cash proceeds of an issuance of Equity Interests of the Issuer (other than Disqualified Stock); plus
e.any non-cash losses related to non-operational hedging, including resulting from hedging transactions for interest rate or currency exchange risks associated with the Credit Agreement; minus the sum of, without duplication, in each case, to the extent added back in or otherwise increasing Consolidated Net Income for such period:

a.non-cash items increasing such Consolidated Net Income for such period (excluding the recognition of deferred revenue or any non-cash items which represent the reversal of any accrual of, or reserve for, anticipated cash charges in any prior period that reduced Adjusted Consolidated EBITDA in an earlier period and any items for which cash was received in any prior period); plus
b.any non-cash gains related to non-operational hedging, including resulting from hedging transactions for interest rate or currency exchange risks associated with the Credit Agreement;
in each case, on a consolidated basis and determined in accordance with GAAP.
Notwithstanding the preceding, the provision for Taxes based on the income or profits of, the Interest Expense of, the depreciation and amortization and other non-cash expenses or non-cash items of and the restructuring charges or expenses of, a Subsidiary (other than any Wholly Owned Subsidiary) of the Issuer will be added to (or subtracted from, in the case of non-cash items described in clause (b) above) Consolidated Net Income to compute Adjusted Consolidated EBITDA (A) in the same proportion that the Net Income of such Subsidiary was added to compute such Consolidated Net Income of the Issuer and (B) only to the extent that a corresponding amount of the Net Income of such Subsidiary would be permitted at the date of determination to be dividended or distributed to the Issuer by such Subsidiary without prior governmental approval (that has not been obtained), and without direct or indirect restriction pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that Subsidiary or its stockholders.
“Adjusted Treasury Rate” means, as of the date of the relevant redemption notice, the weekly average rounded to the nearest 1/100th of a percentage point (for the most recently completed week for which such information is available as of the date that is two Business Days prior to the date of such redemption notice) of the yield to maturity of United States Treasury securities with a constant maturity (as compiled and published in Federal Reserve Statistical Release H.15 with respect to each applicable day during such week or, if such Statistical Release is no longer published, any publicly available source of similar market data) most nearly equal to the period from the date of such redemption notice to June 1, 2023; provided, however, that if the period from the date of such redemption notice to June 1, 2023 is not equal to the constant maturity of a United States Treasury security for which such a yield is given, the Adjusted Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the period from the Redemption Date to June 1, 2023 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used. Any such Adjusted Treasury Rate shall be determined, and the information required to be obtained for its calculation shall be obtained, by the Issuer.
“Affiliate” of any Person means any other Person which directly or indirectly Controls or is Controlled by, or is under direct or indirect common Control with, the referent Person.
“Agent” means any Registrar, Paying Agent or agent for service of notices and demands.
“amend” means to amend, supplement, restate, amend and restate or otherwise modify, including successively, and “amendment” shall have a correlative meaning.
“Applicable Premium” means, with respect to any Note on any Redemption Date, the greater of:

(1) 1.0% of the principal amount of such Note; and
(2) the excess, if any, of (a) the present value at such Redemption Date of (i) the redemption price of such Note at June 1, 2023 (such redemption price being set forth in paragraph 6 of the applicable Note), plus (ii) all required interest payments due on such Note through June 1, 2023 (excluding accrued but unpaid interest to the Redemption Date), computed using a discount rate equal to the Adjusted Treasury Rate as of such Redemption Date plus 50 basis points; over (b) the principal amount of such Note.
Calculation of the Applicable Premium will be made by the Issuer or on behalf of the Issuer by such Person as the Issuer shall designate; provided that such calculation or the correctness thereof shall not be a duty or obligation of the Trustee.
“asset” means any asset or property.
“Attributable Indebtedness” in respect of a Sale and Leaseback Transaction means, as at the time of determination, the lesser of (1) the sale price of the Property so leased multiplied by a fraction the numerator of which is the remaining portion of the base term of the lease included in such transaction and the denominator of which is the base term of the lease and (2) the present value (discounted at the interest rate borne by the Notes, compounded annually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale and Leaseback Transaction (including any period for which such lease has been extended) (other than amounts required to be paid on account of property taxes, maintenance, repairs, insurance, water rates and other items which do not constitute payments for property rights); provided, however, that if such Sale and Leaseback Transaction results in a Capitalized Lease Obligation, the amount of Attributable Indebtedness represented thereby will be determined in accordance with the definition of “Capitalized Lease Obligation.”
“Attributable Receivables Indebtedness” means, in relation to any receivables or factoring facility, the principal amount of Indebtedness which (i) if such facility is structured as a secured lending agreement or other similar agreement, constitutes the principal amount of such Indebtedness or (ii) if such facility is structured as a purchase agreement or other similar agreement, would be outstanding at such time under such facility if the same were structured as a secured lending agreement rather than a purchase agreement or such other similar agreement.
“Bankruptcy Law” means Title 11 of the United States Code, as amended, or any similar federal or state law for the relief of debtors.
“Board of Directors” means, for any Person, the board of directors or other governing body of such Person or, if such Person does not have such a board of directors or other governing body and is owned or managed by a single entity, the Board of Directors of such entity, or, in either case, any committee thereof duly authorized to act on behalf of such Board of Directors. Unless otherwise provided, “Board of Directors” means the Board of Directors of the Issuer.
“Board Resolution” means a copy of a resolution certified pursuant to an Officer’s Certificate to have been duly adopted by the Board of Directors of the Issuer and to be in full force and effect, and delivered to the Trustee.
“Business Day” means a day other than a Saturday, Sunday or other day on which banking institutions in New York or the city in which the Trustee’s Corporate Trust Office is located are authorized or required by law to close.

“Capitalized Lease Obligations” of any Person means, at the time any determination thereof is to be made, the amount of the liability of such Person in respect of a capital lease that would at such time be required to be capitalized and reflected as a liability on the balance sheet of such Person (excluding the footnotes thereto) in accordance with GAAP; provided that all obligations of any Person that were or would have been characterized as operating lease obligations in accordance with GAAP prior to September 30, 2018 (whether or not such operating lease obligations were in effect on such date) shall, if so elected by the Issuer, continue to be accounted for as operating lease obligations (and not as Capitalized Lease Obligations) for purposes of this Indenture regardless of any change in GAAP following September 30, 2018 that would otherwise require such obligations to be recharacterized (on a prospective or retroactive basis or otherwise) as Capitalized Lease Obligations.
“Capital Markets Debt” means any Indebtedness for Borrowed Money issued in (a) a public offering registered under the Securities Act or any other substantially similar law in the United States or another country, (b) a private placement to institutional investors that is resold in accordance with Rule 144A or Regulation S of the Securities Act or any other substantially similar law in the United States or another country or (c) a placement to institutional investors. The term “Capital Markets Debt” shall not include any Indebtedness for Borrowed Money under commercial bank facilities, bilateral bank facilities or similar Indebtedness for Borrowed Money or any other type of Indebtedness for Borrowed Money incurred in a manner not customarily viewed as a “securities offering.”
“Cash Equivalents” means:
(a)readily marketable obligations issued or directly and fully guaranteed or insured by the United States of America, any member of the European Union or, in the case of Foreign Subsidiaries or foreign operations, any country that is a member of the OECD, or in each case any agency or instrumentality thereof, with maturities not exceeding two years from the date of acquisition thereof;
(b)(i) time deposits with, or certificates of deposit, money market deposits or banker’s acceptances and other bank deposits of, any commercial bank or (ii) overnight federal funds transactions that are issued or sold by any bank or its holding company or by a commercial banking institution that (A)(1)(x) is a lender under the Credit Agreement or (y) is organized under the laws of the United States of America, any State thereof or the District of Columbia or is the principal banking subsidiary of a bank holding company organized under the laws of the United States of America, any State thereof or the District of Columbia, and is a member of the Federal Reserve System, (2) issues (or the parent of which issues) commercial paper rated as described in clause (d)(i) of this definition and (3) has combined capital and surplus of at least $500.0 million or (B) in the case of Foreign Subsidiaries or foreign operations, a commercial banking institution organized under the laws of any country that is a member of the OECD and whose short-term commercial paper rating from S&P is at least A-1 or the equivalent thereof or from Moody’s is at least P-1 or the equivalent thereof, in each case with maturities of not more than one year from the date of acquisition thereof;
(c)repurchase obligations with a term of not more than two years for underlying securities of the types described in clause (a) above entered into with a bank meeting the qualifications described in clause (b) above;
(d)(i) commercial paper, maturing not more than two years after the date of acquisition thereof, issued by any Person organized under the laws of any state of the United

States of America with a rating at the time as of which any investment therein is made of P-1 (or higher) according to Moody’s, or A-1 (or higher) according to S&P (or such similar equivalent rating or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act)) or (ii) tax exempt variable rate commercial paper, tax-exempt adjustable rate option tender bonds and other tax-exempt bonds or notes issued by municipalities in the United States of America, having a short term rating of at least MIG-1 or VMIG-1 or SP-1 or a long term rating of at least AA by S&P or Aa2 by Moody’s;
(e)securities with maturities of two years or less from the date of acquisition, issued or fully guaranteed by any State of the United States of America, or by any political subdivision or taxing authority thereof, or by any corporation, or any asset backed securities of such maturity, in each case rated at least A by S&P or A2 by Moody’s (or such similar equivalent rating or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act));
(f)shares of mutual funds whose investment guidelines restrict 95% of such funds’ investments to those satisfying the provisions of clauses (a) through (e);
(g)investments, classified in accordance with GAAP as current assets of the Issuer or any of its Subsidiaries, in money market investment programs that are (i) registered under the Investment Company Act of 1940 and (ii) rated AA by S&P or Aa2 by Moody’s;
(h)time deposit accounts, certificates of deposit, money market deposits, banker’s acceptances and other bank deposits in an aggregate face amount not in excess of 0.5% of the total assets of the Issuer and the Subsidiaries, on a consolidated basis, as of the end of the Issuer’s most recently completed fiscal year;
(i)with respect to any Foreign Subsidiary or foreign operations: (i) readily marketable obligations issued by the national government of the country in which such Foreign Subsidiary maintains its chief executive office or such Foreign Subsidiary or foreign operations conduct business provided such country is a member of the OECD, in each case maturing within two years after the date of investment therein, (ii) certificates of deposit of, bankers acceptances of, or time deposits with, any commercial bank which is organized and existing under the laws of the country in which such Foreign Subsidiary maintains its chief executive office or such Foreign Subsidiary or foreign operations conduct business provided such country is a member of the OECD, and whose short-term commercial paper rating from S&P is at least A-1 or the equivalent thereof or from Moody’s is at least P-1 or the equivalent thereof (any such bank being an “Approved Foreign Bank”), and in each case with maturities of not more than two years from the date of acquisition and (iii) the equivalent of demand deposit accounts which are maintained with an Approved Foreign Bank; and
instruments equivalent to those referred to in clauses (a) through (i) above denominated in any foreign currency comparable in credit quality and tenor to those referred to above and commonly used by corporations for cash management purposes in any jurisdiction outside the United States of America to the extent reasonably required in connection with any business conducted by the Issuer or any Subsidiary organized in such jurisdiction.
“Change of Control” means the occurrence of any of the following events:

(1)the sale, lease or transfer (other than by way of merger, amalgamation or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Issuer and its Subsidiaries, taken as a whole, to any “person” (as such term is used in Section 13(d)(3) of the Exchange Act) other than to the Issuer or any of its Subsidiaries); or
(2)the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” (as defined above), including any group defined as a “person” for purpose of Section 13(d)(3) of the Exchange Act, other than the Issuer or any of its Subsidiaries, becomes the beneficial owner, directly or indirectly, of more than 50% of the Issuer’s outstanding Voting Stock, measured by voting power rather than number of shares.
Notwithstanding the foregoing, a transaction will not be deemed to involve a Change of Control if (a) the Issuer becomes a direct or indirect wholly owned Subsidiary of a Person and (b)(i) the direct or indirect holders of the Voting Stock of such Person immediately following that transaction are substantially the same as the holders of the voting stock of the Issuer immediately prior to that transaction or (ii) immediately following that transaction no person (other than a person satisfying the requirements of this sentence) is the owner, directly or indirectly, of more than 50% of the Voting Stock of such Person, measured by voting power rather than number of shares.
For purposes of this definition, a person shall not be deemed to have beneficial ownership of securities subject to a stock purchase agreement, merger agreement or similar agreement until the consummation of the transactions contemplated by such agreement.
“Change of Control Triggering Event” means the occurrence of both a Change of Control and a Ratings Event occurring in respect of that Change of Control.
“Consolidated Net Income” means, with respect to any Person for any period, the aggregate Net Income of such Person and its Subsidiaries for such period, on a consolidated basis, in accordance with GAAP; provided, however, that without duplication:
(1)any net after-Tax extraordinary, nonrecurring or unusual gains or losses (less all fees and expenses relating thereto) or expenses or charges shall be excluded;
(2)effects of purchase accounting adjustments (including the effects of such adjustments pushed down to such Person and such Subsidiaries) in amounts required or permitted by GAAP, resulting from the application of purchase accounting in relation to any consummated acquisition or the amortization or write-off of any amounts thereof, net of Taxes, shall be excluded;
(3)the cumulative effect of a change in accounting principles (which shall in no case include any change in the comprehensive basis of accounting) during such period shall be excluded;
(4)(i) any net after-Tax income or loss from disposed, abandoned, transferred, closed or discontinued operations, provided that, notwithstanding anything to the contrary herein or in any classification under GAAP of any Person, business, assets or operations in respect of which a definitive agreement for the disposition, abandonment, transfer, closure or discontinuation of operations thereof has been entered into as discontinued operations, no pro forma effect shall be given to any discontinued operations (and the income or loss attributable to any such Person, business, assets or operations shall not be excluded for any purposes hereunder)

until such disposition, abandonment, transfer, closure or discontinuation of operations shall have been consummated, (ii) any net after-Tax gain or loss on disposal of disposed, abandoned, transferred, closed or discontinued operations and (iii) any net after-Tax gains or losses (less all fees and expenses or charges relating thereto) attributable to business dispositions or asset dispositions other than in the ordinary course of business (as determined in good faith by the Issuer) shall, in each case, be excluded;
(5)any net after-Tax gains or losses, or any subsequent charges or expenses (less all fees and expenses or charges relating thereto), attributable to the early extinguishment of Indebtedness, hedging obligations or other derivative instruments shall be excluded;
(6)the Net Income for such period of any Person that is not a subsidiary of such Person or that is accounted for by the equity method of accounting (other than a Guarantor), shall be included only to the extent of the amount of dividends or distributions or other payments actually paid in cash or cash equivalents (or to the extent converted into cash or cash equivalents) to the referent Person or a Subsidiary thereof in respect of such period;
(7)any impairment charge or asset write-off with respect to long-term assets and amortization of intangibles, in each case pursuant to GAAP, shall be excluded;
(8)any non-cash expense realized or resulting from stock option plans, employee benefit plans or post-employment benefit plans, or grants or sales to employees, officers or directors of stock, stock appreciation or similar rights, stock options, restricted stock, preferred stock or other rights shall be excluded;
(9)any (i) non-cash compensation charges or (ii) non-cash costs or expenses realized in connection with or resulting from stock appreciation or similar rights, stock options or other rights existing on the Issue Date of officers, directors and employees, in each case of such Person or any of its subsidiaries, shall be excluded;
(10)accruals and reserves that are established or adjusted within 12 months after the Issue Date (excluding any such accruals or reserves to the extent that they represent an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) and that are so required to be established or adjusted in accordance with GAAP or as a result of adoption or modification of accounting policies shall be excluded;
(11)the Net Income of any Person and its Subsidiaries shall be calculated by deducting the income attributable to, or adding the losses attributable to, the minority equity interests of third parties in any non-Wholly Owned Subsidiary;
(12)any unrealized gains and losses related to currency remeasurements of Indebtedness, and any unrealized net loss or gain resulting from hedging transactions for interest rates, commodities or currency exchange risk, shall be excluded;
(13)to the extent covered by insurance and actually reimbursed, or, so long as such Person has made a determination that there exists reasonable evidence that such amount will in fact be reimbursed by the insurer and only to the extent that such amount is (i) not denied by the applicable carrier in writing within 180 days and (ii) in fact reimbursed within 365 days of the date of such evidence (with a deduction for any amount so added back to the extent not so reimbursed within 365 days), expenses with respect to liability or casualty events or business interruption shall be excluded; and
(14)non-cash charges for deferred Tax asset valuation allowances shall be excluded (except to the extent reversing a previously recognized increase to Consolidated Net Income).
        Consolidated Net Income presented in a currency other than Dollars will be converted to Dollars based on the average exchange rate for such currency during, and applied to, each fiscal month in the period for which Consolidated Net Income is being calculated.
“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise. “Controls,” “Controlled” and “Controlling” have the meanings correlative thereto.
“Corporate Trust Office” means the corporate trust office of the Trustee located at 111 Sanders Creek Parkway; East Syracuse, NY 13057; Attn: Corporate Trust Operations, or such other office, designated by the Trustee by written notice to the Issuer, at which any particular time its corporate trust business shall be administered.
“Credit Agreement” means the Credit Agreement, dated as of March 28, 2020, among the Issuer, Bank of America, N.A., as administrative agent, and the other parties thereto, as may be further amended, restated, supplemented or otherwise modified from time to time, and any successor credit agreement thereto (whether by renewal, replacement, refinancing or otherwise) that the Issuer in good faith designates to be its principal credit agreement (taking into account the maximum principal amount of the credit facility provided thereunder, the recourse nature of the agreement and such other factors as the Issuer deems reasonable in light of the circumstances), such designation (or the designation that at a given time there is no principal credit agreement) to be made by an Officers’ Certificate delivered to the Trustee.
“Custodian” means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.
“Default” means (1) any Event of Default or (2) any event, act or condition that, after notice or the passage of time or both, would be an Event of Default.
“Definitive Note” means a certificated Note bearing, if required, the appropriate Restricted Notes Legend set forth in Section 2.16(d).
“Depository” means The Depository Trust Company, its nominees and their respective successors.
“Disqualified Stock” means, with respect to any Person, any Equity Interests of such Person that, by its terms (or by the terms of any security or other Equity Interests into which it is convertible or for which it is exchangeable), or upon the happening of any event or condition (a) matures or is mandatorily redeemable (other than solely for Qualified Equity Interests of the Issuer), pursuant to a sinking fund obligation or otherwise, (b) is redeemable at the option of the holder thereof (other than solely for Qualified Equity Interests of the Issuer), in whole or in part, (c) provides for the scheduled, mandatory payments of dividends in cash, or (d) is or becomes convertible into or exchangeable for Indebtedness or any other Equity Interests that would constitute Disqualified Stock, in the case of each of the foregoing clauses (a), (b), (c) and (d), prior to the date that is ninety-one (91) days after the final maturity date of the Notes and except as a result of a change of control, de-listing event, liquidation or asset sale (provided, that only the portion of the Equity Interests that so mature or are mandatorily redeemable, are so convertible or exchangeable or are so redeemable at the option of the holder thereof prior to such date shall be deemed to be Disqualified Stock). Notwithstanding the foregoing: (i) any Equity Interests issued to any employee or to any plan for the benefit of employees of the Issuer or the Subsidiaries or by any such plan to such employees shall not constitute Disqualified Stock solely because they may be required to be repurchased by the Issuer in order to satisfy applicable statutory or regulatory obligations or as a result of such employee’s termination, death or disability; and (ii) any class of Equity Interests of such Person that by its terms authorizes such Person to satisfy its obligations thereunder by delivery of Equity Interests that are not Disqualified Stock shall not be deemed to be Disqualified Stock.
“Domestic Subsidiary” means any Subsidiary of the Issuer that is not a Foreign Subsidiary.
“Equity Interests” of any Person means any and all shares, interests, rights to purchase or otherwise acquire, warrants, options, participations or other equivalents of or interests in (however designated) equity or ownership of such Person, including any preferred stock (including any preferred equity certificates (and any other similar instruments)), any limited or general partnership interest and any limited liability company membership interest, but excluding any securities or other rights or interests convertible into or exchangeable for any of the foregoing.
“Equity Offering” means a primary public or private offering of Equity Interests of the Issuer or any direct or indirect parent entity thereof, other than (i) a public offering registered on Form S-8 or (ii) an issuance to any Subsidiary of the Issuer.
“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.
“Fair Market Value” means, with respect to any asset, the price (as determined in good faith by the management of the Issuer) that could be negotiated in an arm’s-length transaction between a willing seller and a willing buyer, neither of whom is under undue pressure or compulsion to complete the transaction.
“Foreign Subsidiary” means any Subsidiary of the Issuer that is not organized under the laws of the United States or any jurisdiction within the United States and any direct or indirect Subsidiary of such Subsidiary.
“Funded Indebtedness” means all Indebtedness having a stated maturity of more than 12 months from the date of application of Sale and Leaseback Transaction proceeds to the prepayment, repayment, redemption, purchase or retirement thereof or having a maturity of 12 months or less from such date but by its terms being renewable or extendable beyond 12 months from such date at the option of the obligor thereon, excluding any Indebtedness owed to the Issuer or its Subsidiaries.
“GAAP” means generally accepted accounting principles in effect from time to time in the United States of America, applied on a consistent basis; provided, however, that if a change in GAAP would (as determined in good faith by the Board of Directors) materially change the calculation of any financial ratio, standard or term of this Indenture or the Notes, the Issuer may provide prompt notice of such change to the Trustee, whereupon such calculations shall continue to be made in accordance with GAAP without giving effect to such change.
“Governmental Authority” means any federal, state, local or foreign court or governmental agency, authority, instrumentality or regulatory or legislative body.
“guarantee” means a direct or indirect guarantee by any Person of any Indebtedness of any other Person and includes any obligation, direct or indirect, contingent or otherwise, of such Person (1) to purchase or pay (or advance or supply funds for the purchase or payment of) Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreements to keep well, to purchase assets, goods, securities or services (unless such purchase arrangements are on arm’s-length terms and are entered into in the ordinary course of business), to take-or-pay, or to maintain financial statement conditions or otherwise); or (2) entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); “guarantee,” when used as a verb, and “guaranteed” have correlative meanings.
“Guarantors” means each Person that, in accordance with the terms of this Indenture, guarantees the Notes, in each case, until such Person is released from its Note Guarantee in accordance with the terms of this Indenture.
“Hedging Agreement” means any agreement, whether entered into on, prior to or after the date hereof, with respect to any swap, forward, future or derivative transaction, or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value, or credit spread transaction, repurchase transaction, reserve repurchase transaction, securities lending transaction, weather index transaction, spot contracts, fixed price physical delivery contracts, or any similar transaction or any combination of these transactions, in each case of the foregoing, whether or not exchange traded; provided, that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Issuer or any of its Subsidiaries shall be a Hedging Agreement.
“Holder” means any registered holder, from time to time, of the Notes.
“incur” means, with respect to any Indebtedness or other obligations, to issue, assume, incur or otherwise become liable for; provided, however, that for the avoidance of doubt, neither the accrual of interest, nor the accretion of original issue discount or other accreted value, nor the payment of interest in the form of additional Indebtedness shall be deemed to be an incurrence of Indebtedness.
“Indebtedness” of any Person means, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments (except any such obligation issued in the ordinary course of business with a maturity date of no more than six months in a transaction intended to extend payment terms of trade payables or similar obligations to trade creditors incurred in the ordinary course of business), (c) all obligations of such Person under conditional sale or other title retention agreements relating to property or assets purchased by such Person (except any such obligation that constitutes a trade payable or similar obligation to a trade creditor incurred in the ordinary course of business), (d) all obligations of such Person issued or assumed as the deferred purchase price of property or services (except (i) any such balance that constitutes a trade payable or similar obligation to a trade creditor incurred in the ordinary course of business, (ii) any earn-out obligations until such obligation becomes a liability on the balance sheet of such Person in accordance with GAAP and (iii) liabilities accrued in the ordinary course of business) which purchase price is due more than six months after the date of placing the property in service or taking delivery and title thereto, (e) all guarantees by such Person of Indebtedness of others, (f) all Capitalized Lease Obligations of such Person, (g) obligations under any Hedging Agreements, to the extent the foregoing would appear on a balance sheet of such Person as a liability, (h) the principal component of all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit, (i) the principal component of all obligations of such Person in respect of bankers’ acceptances, (j) the amount of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock

(excluding accrued dividends that have not increased the liquidation preference of such Disqualified Stock), (k) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed and (l) all Attributable Receivables Indebtedness that the Issuer elects to treat as Indebtedness (but solely to the extent that the Issuer chooses to treat such Attributed Receivables Indebtedness as Indebtedness for purposes hereof). The amount of Indebtedness of any Person for purposes of clause (k) above shall (unless such Indebtedness has been assumed by such Person or is otherwise recourse to such Person) be deemed to be equal to the lesser of (A) the aggregate unpaid amount of such Indebtedness and (B) the Fair Market Value of the property encumbered thereby. Notwithstanding anything in this Agreement to the contrary, Indebtedness shall not include, and shall be calculated without giving effect to, the effects of Financial Accounting Standards Board Accounting Standards Codification 825 and related interpretations to the extent such effects would otherwise increase or decrease an amount of Indebtedness for any purpose under this Indenture as a result of accounting for any embedded derivatives created by the terms of such Indebtedness and any such amounts that would have constituted Indebtedness under this Indenture but for the application of this sentence shall not be deemed an incurrence of Indebtedness under this Indenture.
“Indebtedness for Borrowed Money” of any Person at any date means, without duplication, all obligations (other than Nonrecourse Obligations) of such Person for borrowed money (including indebtedness for borrowed money evidenced by notes, bonds, debentures or similar instruments) as of such date.
“Indenture” means this Indenture as amended, restated or supplemented from time to time.
“Initial Notes” means the 5.500% Senior Notes due 2028 issued on the Issue Date.
“Initial Purchasers” means (1) BofA Securities, Inc., Barclays Capital Inc., Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC, MUFG Securities Americas Inc., Siebert Williams Shank & Co., LLC, Standard Chartered Bank, and TD Securities (USA) LLC and (2) with respect to each issuance of Additional Notes, the Persons purchasing such Additional Notes under the related Purchase Agreement.
“Institutional Accredited Investor” or “IAI” means an institution that is an “accredited investor” as that term is defined in Rule 501(a)(1), (2), (3) or (7) promulgated under the Securities Act, who is not also a QIB.
“interest” means, with respect to the Notes, interest on the Notes.
“Interest Expense” means, with respect to any Person for any period, the sum of, without duplication, (a) net interest expense of such Person for such period on a consolidated basis, including (i) the amortization of debt discounts, (ii) the amortization of all fees (including fees with respect to Hedging Agreements) payable in connection with the incurrence of Indebtedness to the extent included in interest expense, (iii) the portion of any payments or accruals with respect to Capitalized Lease Obligations allocable to interest expense and (iv) net payments and receipts (if any) pursuant to interest rate hedging obligations, and excluding unrealized mark-to-market gains and losses attributable to such hedging obligations, amortization of deferred financing fees and expensing of any bridge or other financing fees, (b) capitalized interest of such Person, whether paid or accrued, and (c) commissions, discounts, yield and other fees and charges incurred for such period, including any losses on sales of receivables and related assets, in connection with any receivables financing of such Person or any of its Subsidiaries that are payable to Persons other than the Issuer and its Subsidiaries.
“Interest Payment Dates” means each June 1 and December 1, commencing on December 1, 2020.

“Issue Date” means May 22, 2020.
“Issuer” means the party named as such in the first paragraph of this Indenture until a Successor, as defined in Section 5.01 of this Indenture, replaces such party pursuant to Article Five and thereafter means the Successor.
“Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, hypothecation, pledge, charge, security interest or similar monetary encumbrance in or on such asset and (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset; provided, that in no event shall an operating lease or an agreement to sell be deemed to constitute a Lien.
“Limited Condition Transaction” means (x) any acquisition or investment, including by way of merger, amalgamation, consolidation or other business combination or the acquisition of Equity Interests or otherwise, by one or more of the Issuer and its Subsidiaries of or in any assets, business or Person, in each case, whose consummation is not conditioned on the availability of, or on obtaining, third-party financing or (y) any redemption, purchase, repurchase, defeasance, satisfaction and discharge or repayment of Indebtedness, Disqualified Stock or preferred stock by one or more of the Issuer and its Subsidiaries requiring irrevocable notice in advance of such redemption, purchase, repurchase, defeasance, satisfaction and discharge or prepayment.
“Moody’s” means Moody’s Investors Service, Inc., and any successor to its rating agency business.
“Net Income” means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends.
“Nonrecourse Obligation” means Indebtedness or other obligations substantially related to (1) the acquisition of assets not previously owned by the Issuer, any Guarantor or any of the Issuer’s other direct or indirect Subsidiaries or (2) the financing of a project involving the development or expansion of properties of the Issuer, any Guarantor or any of the Issuer’s other direct or indirect Subsidiaries, as to which the obligee with respect to such Indebtedness or obligation has no recourse to the Issuer, any Guarantor or any of the Issuer’s other direct or indirect Subsidiaries or any of the Issuer’s, any Guarantor’s or such Subsidiary’s assets other than the assets which were acquired with the proceeds of such transaction or the project financed with the proceeds of such transaction (and the proceeds thereof).
“Notes” means the Initial Notes and any Additional Notes.
“Notes Custodian” means the custodian with respect to a Global Note (as appointed by the Depository), or any successor Person thereto and shall initially be the Trustee.
“Obligation” means any principal, interest, penalties, fees, indemnification, reimbursements, costs, expenses, damages and other liabilities payable under the documentation governing any Indebtedness.
“OECD” means the Organization for Economic Cooperation and Development.
“Offering Memorandum” means the offering memorandum, dated as of May 19, 2020, relating to the offering of the Initial Notes.

“Officer” means any of the following of the Issuer: the Chief Executive Officer, the Chief Financial Officer, the Chief Accounting Officer, the President, any Vice President, the Treasurer or the Secretary.
“Officer’s Certificate” means a certificate signed by an Officer.
“Opinion of Counsel” means a written opinion from legal counsel, which counsel is reasonably acceptable to the Trustee, opining on the matters required by Section 11.05 and delivered to the Trustee. Such legal counsel may be an employee of or counsel to the Issuer.
“Permitted Liens” means, with respect to any Person:
(1)Liens on assets of any Subsidiary that is not a Guarantor securing Indebtedness for Borrowed Money of any Subsidiary that is not a Guarantor;
(2)Liens securing Indebtedness for Borrowed Money; provided that after giving effect to the incurrence of any such Indebtedness for Borrowed Money secured by Liens incurred under this clause (2), the aggregate principal amount of all such Indebtedness for Borrowed Money secured by such Liens incurred and then outstanding (without duplication) pursuant to this clause (2) does not exceed the greater of (a) $1.2 billion and (b) an unlimited amount, provided in the case of this clause (b) that, on a Pro Forma Basis, after giving effect to such incurrence, the Secured Leverage Ratio is equal to or less than 2.75 to 1.00;
(3)Liens (x) existing on the assets or property of the Issuer or any Domestic Subsidiary of the Issuer on the Issue Date, including Liens existing pursuant to the Credit Agreement, or (y) that the Issuer or any Domestic Subsidiary has agreed to create, incur or assume pursuant to the terms of any agreement existing as of the Issue Date;
(4)Liens on assets, property or Equity Interests of a Person at the time such Person becomes a Subsidiary; provided, however, that such Liens are not created or incurred in connection with, or in contemplation of, such other Person becoming such a Subsidiary; provided, further, however, that such Liens may not extend to any other property owned by the Issuer or any Domestic Subsidiary (other than accessions thereto and proceeds thereof so acquired and after-acquired property required to be subjected to such Lien pursuant to the terms of the secured obligations and refinancings thereof);
(5)Liens on assets or property at the time the Issuer or a Subsidiary acquired the assets or property, including any acquisition by means of a merger, amalgamation or consolidation with or into the Issuer or any Subsidiary; provided, however, that such Liens are not created or incurred in connection with, or in contemplation of, such acquisition; provided, further, however, that such Liens may not extend to any other property owned by the Issuer or any Domestic Subsidiary (other than accessions thereto and proceeds thereof so acquired and after-acquired property required to be subjected to such Lien pursuant to the terms of the secured obligations and refinancings thereof);
(6)Liens in favor of the Issuer or any Subsidiary;
(7)Liens in respect of (I) Attributable Receivables Indebtedness and (II) arrangements relating to factoring of accounts receivable in the ordinary course of business of the Issuer or any of its Subsidiaries that extend to the receivables subject to such arrangements and other assets that are customarily transferred, sold and/or pledged or in respect of which security interests are customarily granted in connection with factoring arrangements of such type and any collections or proceeds of any of the foregoing (including lock-boxes, deposit accounts, records in respect of such receivables and collections in respect of such receivables);
(8)[Reserved]
(9)[Reserved]
(10)Liens to secure any refinancing, refunding, extension, renewal or replacement (or successive refinancings, refundings, extensions, renewals or replacements) as a whole, or in part, of any Indebtedness for Borrowed Money secured by any Lien referred to in clauses (1), (2), (3), (4), (5), (6), (14), (24), (30) and (31) of this definition; provided, however, that (x) such new Lien shall be limited to all or part of the same property (including any after acquired property to the extent it would have been subject to the original Lien) that secured the original Lien (plus improvements on and accessions to such property, proceeds and products thereof, customary security deposits and any other assets pursuant to the after-acquired property clauses to the extent such assets secured (or would have secured) the Indebtedness for Borrowed Money being refinanced, refunded, extended, renewed or replaced), and (y) the Indebtedness for Borrowed Money secured by such Lien at such time is not increased to any amount greater than the sum of (A) the outstanding principal amount (or accreted value, if applicable) or, if greater, committed amount (but only to the extent the undrawn portion of such commitment was deemed to be Indebtedness of the type referred to in clause (i)(A) of the definition of Secured Leverage Ratio on such date in accordance with the definition of Secured Leverage Ratio) of the applicable Indebtedness described under clauses (1), (2), (3), (4), (5), (6), (14), (24), (30) and (31) at the time the original Lien became a Permitted Lien under this Indenture, (B) unpaid accrued interest and premiums (including tender premiums), and (C) an amount necessary to pay any underwriting discounts, defeasance costs, commissions, fees and expenses related to such refinancing, refunding, extension, renewal or replacement; provided, further, however, that in the case of any Liens to secure any refinancing, refunding, extension or renewal of Indebtedness for Borrowed Money secured by a Lien referred to in clause (2), the principal amount of any Indebtedness incurred for such refinancing, refunding, extension, renewal or replacement shall be deemed secured by a Lien under clause (2) and not this clause (10) for purposes of determining the principal amount of Indebtedness outstanding under clause (2);
(11)Liens on equipment of the Issuer or any Domestic Subsidiary granted in the ordinary course of business to the Issuer’s or such Domestic Subsidiary’s client at which such equipment is located;
(12)Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale or purchase of goods entered into in the ordinary course of business;
(13)Liens incurred to secure cash management services or to implement cash pooling arrangements in the ordinary course of business;
(14)other Liens with respect to property or assets of the Issuer or any Domestic Subsidiary securing Indebtedness for Borrowed Money of the Issuer or any Domestic Subsidiary in an aggregate outstanding principal amount that, together with the aggregate principal amount of other obligations that are secured pursuant to this clause (14) (without duplication), after giving effect to the incurrence of such Indebtedness for Borrowed Money secured by Liens, would not exceed the greater of (i) $200.0 million and (ii) 50.0% of Adjusted Consolidated EBITDA on a Pro Forma Basis for the most recently ended Test Period when incurred;

(15)any encumbrance or restriction (including put and call arrangements) with respect to Equity Interests of any joint venture or similar arrangement securing obligations of such joint venture or pursuant to any joint venture or similar agreement;
(16)Liens on any amounts held by a trustee (i) in the funds and accounts under an indenture securing any revenue bonds issued for the benefit of the Issuer or any Subsidiary, (ii) under any indenture or other debt agreement issued in escrow pursuant to customary escrow arrangements pending the release thereof, or (iii) under any indenture pursuant to customary discharge, redemption or defeasance provisions;
(17)Liens (i) arising by virtue of any statutory or common law provisions relating to banker’s Liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a depository or financial institution, (ii) attaching to commodity trading accounts or other commodity brokerage accounts incurred in the ordinary course of business or (iii) encumbering reasonable customary initial deposits and margin deposits and similar Liens attaching to brokerage accounts incurred in the ordinary course of business and not for speculative purposes;
(18)Liens (i) in favor of credit card companies pursuant to agreements therewith and (ii) in favor of customers;
(19)Liens that are contractual rights of set-off (i) relating to the establishment of depository relations with banks and other financial institutions not given in connection with the issuance of Indebtedness, (ii) relating to pooled deposits, sweep accounts, reserve accounts or similar accounts of the Issuer or any Subsidiary to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of the Issuer or any Subsidiary, including with respect to credit card charge-backs and similar obligations, or (iii) relating to purchase orders and other agreements entered into with customers, suppliers or service providers of the Issuer or any Subsidiary in the ordinary course of business;
(20)[Reserved]
(21)[Reserved]
(22)[Reserved]
(23)Liens securing insurance premium financing arrangements; provided that such Liens are limited to the applicable unearned insurance premiums;
(24)Liens securing mortgage financings and other Indebtedness for Borrowed Money incurred by the Issuer or any Subsidiary prior to or within 360 days after the acquisition, lease, construction, repair, replacement or improvement of the respective property (real or personal, and whether through the direct purchase of property or the Equity Interest of any Person owning such property) in order to finance such acquisition, lease, construction, repair, replacement or improvement; provided, that such Liens do not apply to any property or assets of the Issuer or any Domestic Subsidiary other than the property or assets acquired, leased, constructed, replaced, repaired or improved with such Indebtedness (or the Indebtedness refinanced thereby), and accessions and additions thereto, proceeds and products thereof, customary security deposits and related property;
(25)Liens arising out of any Sale and Leaseback Transaction, so long as such Liens attach only to the property sold and being leased in such transaction and any accessions and additions thereto or proceeds and products thereof and related property;

(26)[Reserved]
(27)Liens solely on any cash earnest money deposits made by the Issuer or any of the Subsidiaries in connection with any letter of intent or purchase agreement;
(28)the prior rights of consignees and their lenders under consignment arrangements entered into in the ordinary course of business;
(29)[Reserved]
(30)Liens securing Indebtedness for Borrowed Money (a) the proceeds of which are used to finance an acquisition or (b) of Persons that are acquired by the Issuer or any Subsidiary or are merged, consolidated or amalgamated with or into the Issuer or any Subsidiary in accordance with the terms of this Indenture; provided that on a Pro Forma Basis, after giving effect to the incurrence of such secured Indebtedness for Borrowed Money, either (x) the Secured Leverage Ratio is equal to or less than 2.75 to 1.00 or (y) the Secured Leverage Ratio after giving effect to such transaction would not exceed the Secured Leverage Ratio immediately prior to giving effect thereto; and
(31)Liens securing guarantees by the Issuer or any of its Subsidiaries of secured Indebtedness for Borrowed Money of the Issuer or any of its Subsidiaries so long as such secured Indebtedness for Borrowed Money incurred by the Issuer or such Subsidiary is permitted under the terms of this Indenture.
“Person” means any individual, corporation, partnership, limited liability company, joint venture, incorporated or unincorporated association, joint-stock company, trust, unincorporated organization or government or other agency or political subdivision thereof or other entity of any kind.
“principal” means, with respect to the Notes, the principal of, and premium, if any, on the Notes.
“Pro Forma Basis” means, as to any Person, for any events as described below that occur subsequent to the commencement of a period for which the financial effect of such events is being calculated, and giving effect to the events for which such calculation is being made, such calculation as will give pro forma effect to such events as if such events occurred on the first day of the most recently ended Test Period ended on or before the occurrence of such event (the “Reference Period”): (i) any asset sale or disposition, any asset acquisition or any investment (or series of related investments) in excess of $25.0 million, merger, amalgamation, consolidation (or any similar transaction or transactions), any dividend, distribution or other similar payment, (ii) any operational changes or restructurings of the business of the Issuer or any of its Subsidiaries that the Issuer or any of its Subsidiaries has determined to make and/or made during or subsequent to the Reference Period (including in connection with an asset sale or disposition or asset acquisition described in clause (i)) and which are expected to have a continuing impact and are factually supportable, which would include cost savings resulting from head count reduction, closure of facilities and other operational changes and other cost savings in connection therewith and (iii) any incurrence, repayment, repurchase or redemption of Indebtedness (or any issuance, repurchase or redemption of Disqualified Stock or preferred stock), other than fluctuations in revolving borrowings in the ordinary course of business (and not resulting from a transaction as described in clause (i) above).
        Pro forma calculations made pursuant to the definition of this term “Pro Forma Basis” shall be determined in good faith by an Officer of the Issuer. Any such pro forma calculation may include adjustments appropriate, in the reasonable good faith determination of the Issuer, to reflect operating expense reductions, other operating improvements, synergies or such operational changes or restructurings described in clause (ii) of the immediately preceding paragraph that are reasonably expected to result from any applicable pro forma event in the eighteen (18)-month period following the consummation of such pro forma event; provided that the maximum aggregate amount added to Adjusted Consolidated EBITDA to reflect operating expense reductions, other operating improvements, synergies or such operational changes or restructurings pursuant to this sentence shall not exceed, with respect to any Test Period, 25% of Adjusted Consolidated EBITDA for such Test Period (calculated prior to giving effect to any such additions for such Test Period).
        If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the date on which the relevant calculation is being made had been the applicable rate for the entire period (taking into account any hedging obligations applicable to such Indebtedness if such hedging obligation has a remaining term in excess of 12 months). Interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by a responsible financial or accounting officer of the Issuer to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP. For purposes of making the computation referred to above, interest on any Indebtedness under a revolving credit facility computed on a pro forma basis shall be computed based upon the average daily balance of such Indebtedness during the applicable period, except to the extent the outstandings thereunder are reasonably expected to increase as a result of any transactions described in clause (i) of the first paragraph of this definition of “Pro Forma Basis” which occurred during the respective period or thereafter and on or prior to the date of determination. Interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rate, shall be deemed to have been based upon the rate actually chosen, or, if none, then based upon such optional rate chosen as the Issuer may designate.
“Property” means any property or asset, whether real, personal or mixed, including current assets, owned on the Issue Date or thereafter acquired by the Issuer or any Subsidiary of the Issuer.
“Purchase Agreement” means (1) with respect to the Initial Notes, the Purchase Agreement dated May 19, 2020, by and between the Issuer and BofA Securities, Inc., as representative of the Initial Purchasers and (2) with respect to each issuance of Additional Notes, the purchase agreement or underwriting agreement by and among the Issuer and the Persons purchasing such Additional Notes.
“Qualified Equity Interests” means any Equity Interest other than Disqualified Stock.
“Qualified Institutional Buyer” or “QIB” has the meaning specified in Rule 144A promulgated under the Securities Act.
“Rating Agency” means (1) each of Moody’s and S&P; and (2) if any of Moody’s or S&P ceases to rate the Notes or fails to make a rating of the Notes publicly available for reasons outside of the Issuer’s control, a “nationally recognized statistical rating organization,” as such term is defined for purposes of Section 3(a)(62) of the Exchange Act, that the Issuer selects (as evidenced by a notice delivered by the Issuer to the Trustee) as a replacement agency for Moody’s or S&P, or both of them, as the case may be.
“Rating Category” means (i) with respect to S&P, any of the following categories: AAA, AA, A, BBB, BB, B, CCC, CC, C and D (or equivalent successor categories); (ii) with respect to Moody’s, any of the following categories: Aaa, Aa, A, Baa, Ba, B, Caa, Ca, C and D (or equivalent successor categories); and (iii) the equivalent of any such category of S&P or Moody’s used by another Rating Agency.

“Ratings Event” means a decrease in the rating of the Notes (from the rating of the Notes by the applicable Rating Agency in effect immediately preceding the first public notice of an arrangement or agreement that would result in the applicable Change of Control) by each Rating Agency by one or more gradations (including gradations within Rating Categories as well as between Rating Categories) on any date from the date of the public notice of an arrangement or agreement that would result in a Change of Control until the end of the 60-day period following public notice of the occurrence of such Change of Control (which period shall be extended so long as the rating of the Notes is under publicly announced consideration for possible downgrade by any of the Rating Agencies); provided that a Ratings Event otherwise arising by virtue of a particular reduction in rating shall not be deemed a Ratings Event for purposes of the definition of “Change of Control Triggering Event” if the Rating Agencies making the reduction in rating to which this definition would otherwise apply do not announce, inform the Issuer or publicly confirm that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the applicable Change of Control (whether or not the applicable Change of Control shall have occurred at the time of the Ratings Event). In determining whether the rating of the Notes has decreased by one or more gradations, gradations within Rating Categories (+ and - for S&P; 1, 2 and 3 for Moody’s; or the equivalent gradations for another Rating Agency) shall be taken into account (e.g., with respect to S&P, a decline in a rating from BB+ to BB, as well as from BB- to B+, will constitute a decrease of one gradation).
“redeem” means to redeem, repurchase, purchase, defease, retire, discharge or otherwise acquire or retire for value; and “redemption” shall have a correlative meaning; provided that this definition shall not apply for purposes of Article Three and paragraph 6 of the Notes.
“Redemption Date” when used with respect to any Note to be redeemed means the date fixed for such redemption pursuant to the terms of the Notes.
“refinance” means, in respect of any Indebtedness, to refinance, extend, renew, refund, repay, prepay, or to issue other Indebtedness in exchange or replacement for, such Indebtedness.
“Regulation S” means Regulation S promulgated under the Securities Act.
“Regulation S Notes” means all Notes offered and sold in an offshore transaction in reliance on Regulation S.
“Responsible Officer” when used with respect to the Trustee, means an officer or assistant officer assigned to the corporate trust department of the Trustee (or any successor group of the Trustee) with direct responsibility for the administration of this Indenture and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.
“Rule 144” means Rule 144 promulgated under the Securities Act.
“Rule 144A” means Rule 144A promulgated under the Securities Act.
“Rule 144A Notes” means all Notes offered and sold to purchasers reasonably believed to be QIBs in reliance on Rule 144A.
“S&P” means S&P Global Ratings and any successor to its rating agency business.

“Sale and Leaseback Transactions” means an arrangement relating to a Property owned by the Issuer or a Subsidiary of the Issuer on the Issue Date or thereafter acquired by the Issuer or a Subsidiary of the Issuer whereby the Issuer or a Subsidiary of the Issuer transfers such Property to a Person (in contemplation of leasing such Property from such Person) and the Issuer or the Subsidiary of the Issuer leases it from such Person.
“SEC” means the U.S. Securities and Exchange Commission.
“Secured Leverage Ratio” means, as of any date of determination, the ratio of (i) (A) Indebtedness for Borrowed Money of the Issuer and its Subsidiaries (without duplication and determined on a consolidated basis) secured by a Lien on any assets of the Issuer and its Subsidiaries as of the last day of the Test Period most recently ended as of such date minus (B) without duplication, the Unrestricted Cash Amount as of the last day of such Test Period to (ii) Adjusted Consolidated EBITDA for such Test Period; provided, that the Secured Leverage Ratio shall be determined for the relevant Test Period on a Pro Forma Basis.
The Issuer may elect, pursuant to an Officer’s Certificate delivered to the Trustee, to treat all or any portion of any revolving commitment or undrawn commitment under any Indebtedness as being incurred and outstanding at such time and for so long as such commitment remains outstanding (regardless of whether drawn), in which case any subsequent incurrence of Indebtedness under such commitment shall not be deemed, for purposes of this calculation, to be an incurrence at such subsequent time.
“Securities Act” means the U.S. Securities Act of 1933, as amended.
“Significant Subsidiary” means (1) any Subsidiary that would be a “significant subsidiary” as defined in Regulation SX promulgated pursuant to the Securities Act as such Regulation is in effect on the Issue Date and (2) any Subsidiary that, when aggregated with all other Subsidiaries that are not otherwise Significant Subsidiaries and as to which any event described in clause (7) or (8) under Section 6.01 has occurred and is continuing, would constitute a Significant Subsidiary under clause (1) of this definition.
“Subordinated Indebtedness” means Indebtedness of the Issuer or any Subsidiary that is expressly subordinated in right of payment to (in the case of the Issuer) the Notes or (in the case of any such Subsidiary) any then-existing Note Guarantee by such Subsidiary.
“Subsidiary” means, with respect to any Person (referred to in this definition as the “parent”), any corporation, limited liability company, partnership, association or other business entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or more than 50% of the general partnership interests are, at the time any determination is being made, directly or indirectly, owned, Controlled or held, or (b) that is, at the time any determination is made, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent. Unless the context otherwise requires, “Subsidiary” means a Subsidiary of the Issuer.
“Taxes” means all present or future taxes, duties, levies, imposts, assessments, deductions, withholdings or other similar charges imposed by any Governmental Authority, whether computed on a separate, consolidated, unitary, combined or other basis and any interest, fines, penalties or additions to tax with respect to the foregoing.
“Test Period” means on any date of determination, the period of four consecutive fiscal quarters of the Issuer then most recently ended (taken as one accounting period) for which financial statements have been (or were required to be) delivered pursuant to the provisions set forth in Section 4.02 (or if financial statements are not then required to be delivered pursuant to such provisions, the period of four consecutive fiscal quarters of the Issuer then most recently ended (taken as one accounting period) for which financial statements would have been required to be filed with the SEC if the Issuer was then subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act); provided that prior to the first date financial statements have been delivered pursuant to provisions set forth under Section 4.02, the Test Period in effect shall be the most recently ended full four fiscal quarter period prior to the Issue Date for which financial statements would have been required to be delivered hereunder had the Issue Date occurred prior to the end of such period.
“Transfer Restricted Note” means any Note that bears or is required to bear a Restricted Notes Legend.
“Trust Indenture Act” or “TIA” means the Trust Indenture Act of 1939, as amended.
“Trustee” means the party named as such in this Indenture until a successor replaces it pursuant to this Indenture and thereafter means the successor.
“Unrestricted Cash Amount” means, on any date, the amount of cash and Cash Equivalents of the Issuer or any of its Subsidiaries that would not appear as “restricted” on a consolidated balance sheet of the Issuer or any of its Subsidiaries.
“U.S. Government Obligations” means direct non-callable obligations of, or guaranteed by, the United States of America for the payment of which guarantee or obligations the full faith and credit of the United States is pledged.
“USA Patriot Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Pub. L. No. 107-56.
“Voting Stock” means, with respect to any specified Person as of any date, the capital stock of such Person that is at that time entitled to vote generally in the election of the Board of Directors of such Person.
“Wholly Owned Subsidiary” means a Subsidiary of which 100% of the Equity Interests (except for directors’ qualifying shares or certain minority interests owned by other Persons solely due to local law requirements that there be more than one stockholder, but which interest is not in excess of what is required for such purpose) are owned directly by the Issuer or through one or more Wholly Owned Subsidiaries.
SECTION 1.02.  Other Definitions.
The definitions of the following terms may be found in the sections indicated as follows:

Term	Defined in Section
“Agent Members”	2.02(c)
“Change of Control Offer”	4.08
“Change of Control Payment”	4.08
“Change of Control Payment Date”	4.08
“Covenant Defeasance”	9.03
“DTC”	2.16
“Event of Default”	6.01
“Fixed Amounts”	1.04
“Global Notes”	2.02(b)
“Global Notes Legend”	2.16(d)
“Incurrence Based Amounts”	1.04
“LCT Election”	1.04
“LCT Test Date”	1.04
“Legal Defeasance”	9.02
“Note Guarantee”	10.01
“Paying Agent”	2.04
“Registrar”	2.04
“Regulation S Global Note”	2.02(b)
“Regulation S Notes Legend”	2.16(d)
“Restricted Notes Legend”	2.16(d)
“Rule 144A Global Note”	2.02(b)
“Successor”	5.01

SECTION 1.03.  Rules of Construction.
Unless the context otherwise requires:
(1)a term has the meaning assigned to it herein, whether defined expressly or by reference;
(2)“or” is not exclusive;
(3)words in the singular include the plural, and in the plural include the singular;
(4)words used herein implying any gender shall apply to both genders;
(5)“herein,” “hereof” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other Subsection;
(6)unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with GAAP as in effect from time to time, applied on a basis consistent with the most recent audited consolidated financial statements of the Issuer; and
(7)“$,” “U.S. Dollars” and “United States Dollars” each refer to United States dollars, or such other money of the United States that at the time of payment is legal tender for payment of public and private debts.
SECTION 1.04   Financial Calculations for Limited Condition Transactions and Otherwise.
In connection with any action being taken in connection with a Limited Condition Transaction, for purposes of determining compliance with any provision of the Indenture which requires that no Default or Event of Default, as applicable, has occurred, is continuing or would result from any such action, as applicable, such condition shall, at the option of the Issuer, be deemed satisfied, so long as no Default or Event of Default, as applicable, exists on the date the definitive agreement for such Limited Condition Transaction is entered into or irrevocable notice of redemption, purchase, repurchase, defeasance, satisfaction and discharge or repayment of Indebtedness, Disqualified Stock or preferred stock is given. For the avoidance of doubt, if the Issuer has exercised its option under the immediately preceding sentence, and any Default or Event of Default, as applicable, occurs following the date the definitive agreement for the applicable Limited Condition Transaction is entered into or irrevocable notice of redemption, purchase, repurchase, defeasance, satisfaction and discharge or repayment of Indebtedness, Disqualified Stock or preferred stock is given and prior to the consummation of such Limited Condition Transaction, any such Default or Event of Default, as applicable, shall be deemed to not have occurred or be continuing for purposes of determining whether any action being taken in connection with such Limited Condition Transaction is permitted under the Indenture.
In connection with any action being taken in connection with a Limited Condition Transaction, for purposes of (i) determining compliance with any provision of the Indenture which requires the calculation of the Secured Leverage Ratio; or (ii) testing baskets set forth in the Indenture (including baskets measured as a percentage of Adjusted Consolidated EBITDA), in each case, at the option of the Issuer (the Issuer’s election to exercise such option in connection with any Limited Condition Transaction, an “LCT Election”), the date of determination of whether any such action is permitted hereunder, shall be deemed to be the date the definitive agreement for such Limited Condition Transaction is entered into or irrevocable notice of redemption, purchase, repurchase, defeasance or satisfaction and discharge or repayment of Indebtedness, Disqualified Stock or preferred stock is given, as applicable (the “LCT Test Date”), and if, after giving pro forma effect to the Limited Condition Transaction and the other transactions to be entered into in connection therewith (including any incurrence or discharge of Indebtedness and the use of proceeds of such incurrence) as if they had occurred at the beginning of the most recent four consecutive fiscal quarters ending prior to the LCT Test Date for which consolidated financial statements of the Issuer are available, the Issuer could have taken such action on the relevant LCT Test Date in compliance with such ratio, basket or amount, such ratio, basket or amount shall be deemed to have been complied with. For the avoidance of doubt, if the Issuer has made an LCT Election and any of the ratios, baskets or amounts for which compliance was determined or tested as of the LCT Test Date is exceeded as a result of fluctuations in any such ratio, basket or amount, including due to fluctuations in Adjusted Consolidated EBITDA of the Issuer or the Person subject to such Limited Condition Transaction or any applicable currency exchange rate, at or prior to the consummation of the relevant transaction or action, such baskets, ratios or amounts will not be deemed to have been exceeded as a result of such fluctuations. If the Issuer has made an LCT Election for any Limited Condition Transaction, then in connection with any subsequent calculation of any ratio, basket or amount on or following the relevant LCT Test Date and prior to the earlier of the date on which such Limited Condition Transaction is consummated or the definitive agreement for such Limited Condition Transaction is terminated or expires without consummation of such Limited Condition Transaction, any such ratio, basket or amount shall be calculated on a Pro Forma Basis assuming such Limited Condition Transaction and other transactions in connection therewith (including any incurrence or discharge of Indebtedness and the use of proceeds thereof) have been consummated.
Notwithstanding anything to the contrary herein, with respect to any amounts incurred or transactions entered into (or consummated) in reliance on a provision of any covenant in the Indenture that does not require compliance with a financial ratio or test (including the Secured Leverage Ratio (but other than, for the avoidance of doubt, Adjusted Consolidated EBITDA) (any such amounts, the “Fixed Amounts”)) substantially concurrently or in a series of related transactions with any amounts incurred or transactions entered into (or consummated) in reliance on a provision in such covenant that requires compliance with any such financial ratio or test (any such amounts, the “Incurrence-Based Amounts”), it is understood and agreed that the Fixed Amounts (and any cash proceeds thereof) in such covenant shall be disregarded in the calculation of the financial ratio or test applicable to the Incurrence-Based Amounts in such covenant in connection with such incurrence, but full pro forma effect shall be given to all applicable and related transactions (including the use of proceeds of all Indebtedness to be incurred and any repayments, repurchases and redemptions of Indebtedness) and all other permitted pro forma adjustments. For the avoidance of doubt, the Trustee shall have no duty to calculate, or verify the calculation, of any ratio, basket, amount or test in connection with a Limited Condition Transaction, Fixed Amounts, or Incurrence-Based Amounts.
ARTICLE TWO
THE NOTES
SECTION 2.01.  Amount of Notes.
Upon receipt of a written order of the Issuer, the Trustee shall authenticate (i) Initial Notes for original issue on the Issue Date in the aggregate principal amount not to exceed $750,000,000 and (ii) Additional Notes in an unlimited aggregate principal amount, upon a written order of the Issuer in the form of an Officer’s Certificate of the Issuer. The Officer’s Certificate shall specify the amount of the Notes to be authenticated, the date on which the Notes are to be authenticated, and the names and delivery instructions for each Holder.
Upon receipt of a written order of the Issuer in the form of an Officer’s Certificate, the Trustee shall authenticate Notes in substitution for Notes originally issued to reflect any name change of the Issuer. Any Additional Notes shall be part of the same issue as the Notes being issued on the date hereof and shall be treated as one class with the Notes being issued on the date hereof, including, without limitation, for purposes of voting, waivers, amendments, redemptions and offers to purchase. For the purposes of this Indenture, references to the Notes include Additional Notes, if any; provided, that if the Additional Notes are not fungible with the Notes for U.S. federal income tax purposes (as reasonably determined by the Issuer), the Additional Notes will have a separate CUSIP number.
SECTION 2.02.  Form and Dating; Book Entry Provisions.
(a)The (i) Initial Notes and the Trustee’s certificate of authentication with respect thereto and (ii) any Additional Notes and the Trustee’s certificate of authentication with respect thereto, in each case, shall be substantially in the form set forth in Exhibit A hereto (other than, with respect to any

Additional Notes, changes related to the issue date, issue price and first interest payment date of such Additional Notes), which is incorporated in and forms a part of this Indenture. The Notes may have notations, legends or endorsements required by law, rule or usage to which the Issuer is subject. Each Note shall be dated the date of its authentication.
(b)(i) The Initial Notes shall be offered and sold by the Issuer pursuant to the Purchase Agreement. The Notes shall be resold initially only (i) to Persons reasonably believed to be QIBs in reliance on Rule 144A under the Securities Act or (ii) outside the United States, to Persons other than “U.S. persons” as defined in Rule 902 under the Securities Act in compliance with Regulation S. Notes may thereafter be transferred to, among others, purchasers reasonably believed to be QIBs, IAIs and purchasers in reliance on Regulation S, in each case subject to the restrictions on transfer set forth herein. Notes initially resold pursuant to Rule 144A shall be issued in the form of one or more permanent global securities in fully registered form (collectively, the “Rule 144A Global Note”); and Notes initially resold pursuant to Regulation S shall be issued in the form of one or more permanent global securities in fully registered form (collectively, the “Regulation S Global Note”), in each case without interest coupons and with the Global Notes Legend and the applicable Restricted Notes Legend set forth in Section 2.16(d) hereof, which shall be deposited on behalf of the purchasers of the Notes represented thereby with the Notes Custodian and registered in the name of the Depository or a nominee of the Depository, duly executed by the Issuer and authenticated by the Trustee as provided in this Indenture.
(ii) Beneficial interests in Regulation S Global Notes may be exchanged for interests in Rule 144A Global Notes if (1) such exchange occurs in connection with a transfer of Notes in compliance with Rule 144A or in compliance with another permitted exemption under the Securities Act (other than under Regulation S) pursuant to the terms of this Indenture and in compliance with all applicable securities laws of the States of the United States and other jurisdictions and (2) the transferor of the beneficial interest in the Regulation S Global Note first delivers to the Trustee a written certificate (in the form of the Form of Exchange Certificate or Form of Transfer Certificate attached to Exhibit A hereto, as applicable) making all applicable certifications pursuant to such Form of Exchange Certificate or Form of Transfer Certificate, as applicable.
(iii) Beneficial interests in Rule 144A Global Notes may be transferred to a Person who takes delivery in the form of an interest in a Regulation S Global Note only if the transferor first delivers to the Trustee a written certificate (in the form of Exhibit B) to the effect that such transfer is being made in accordance with Rule 903 or 904 of Regulation S (if applicable).
(iv) The Rule 144A Global Notes and the Regulation S Global Notes are collectively referred to herein as “Global Notes”. The aggregate principal amount of the Global Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depository or its nominee as hereinafter provided.
(c)This Section 2.02(c) shall apply only to a Global Note deposited with or on behalf of the Depository.
(i) The Issuer shall execute and the Trustee shall, in accordance with this Section 2.02(c), authenticate and deliver initially one or more Global Notes that (A) shall be registered in the name of the Depository for such Global Note or the nominee of such Depository and (B) shall be delivered by the Trustee to such Depository or pursuant to such Depository’s instructions or held by the Trustee as custodian for the Depository.

(ii) Members of, or participants in, the Depository (“Agent Members”) shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depository or by the Trustee as the custodian of the Depository or under such Global Note, and the Issuer, the Trustee and any agent of the Issuer or the Trustee shall be entitled to treat the Depository as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Issuer, the Trustee or any agent of the Issuer or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and its Agent Members, the operation of customary practices of such Depository governing the exercise of the rights of a holder of a beneficial interest in any Global Note.
(d) Except as provided in Section 2.16 or 2.17, owners of beneficial interests in Global Notes shall not be entitled to receive physical delivery of Definitive Notes.
(e) The terms and provisions contained in the Notes shall constitute, and are expressly made, a part of this Indenture and, to the extent applicable, the Issuer, the Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and agree to be bound thereby. If there is any conflict between the terms of the Notes and this Indenture, the terms of this Indenture shall govern.
(f) The Notes may be presented for registration of transfer and exchange at the offices of the Registrar.
SECTION 2.03.  Execution and Authentication.
An Officer (who shall, in each case, have been duly authorized by all requisite corporate actions) shall sign the Notes for the Issuer by manual, electronic or facsimile signature.
If an Officer whose signature is on a Note was an Officer at the time of such execution but no longer holds that office at the time the Trustee authenticates the Note, the Note shall be valid nevertheless.
No Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Note a certificate of authentication substantially in the form provided for herein executed by the Trustee by manual or electronic signature of an authorized officer, and such certificate upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder. Notwithstanding the foregoing, if any Note shall have been authenticated and delivered hereunder but never issued and sold by the Issuer, and the Issuer shall deliver such Note to the Trustee for cancellation as provided in Section 2.12, for all purposes of this Indenture such Note shall be deemed never to have been authenticated and delivered hereunder and shall never be entitled to the benefits of this Indenture. The Issuer shall not be required to deliver an Opinion of Counsel or Officer’s Certificate to the Trustee in connection with the authentication of the issuance of the of Initial Notes hereunder.
The Trustee may appoint an authenticating agent reasonably acceptable to the Issuer to authenticate the Notes. Unless otherwise provided in the appointment, an authenticating agent may authenticate the Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Issuer and Affiliates of the Issuer. Each Paying Agent is designated as an authenticating agent for purposes of this Indenture.

The Notes shall be issuable only in registered form without coupons in minimum denominations of $2,000 and integral multiples of $1,000.
SECTION 2.04.  Registrar and Paying Agent.
The Issuer shall maintain an office or agency (which shall be located in the Borough of Manhattan in The City of New York, State of New York or the city in which the Corporate Trust Office of the Trustee is located) where Notes may be presented for registration of transfer or for exchange (the “Registrar”), and an office or agency where Notes may be presented for payment (the “Paying Agent”) and an office or agency where notices and demands to or upon the Issuer, if any, in respect of the Notes and this Indenture may be served. The Registrar shall keep a register of the Notes and of their transfer and exchange. If and for so long as the Trustee is not the Registrar, the Trustee shall have the right to inspect the register of the Notes during regular business hours. The Issuer may have one or more additional Paying Agents. The term “Paying Agent” includes any additional Paying Agent. The Issuer or any Affiliate thereof may act as Paying Agent.
The Issuer shall enter into an appropriate agency agreement with any Agent that is not a party to this Indenture. The agreement shall implement the provisions of this Indenture that relate to such Agent. The Issuer shall notify the Trustee of the name and address of any such Agent. If the Issuer fails to maintain a Registrar or Paying Agent, or fails to give the foregoing notice, the Trustee shall act as such and shall be entitled to appropriate compensation in accordance with Section 7.07. The Issuer or any Wholly Owned Subsidiary may act as Paying Agent, Registrar, co-registrar or transfer agent.
The Issuer initially appoints the Trustee as Registrar and Paying Agent.
SECTION 2.05.  Paying Agent to Hold Money in Trust.
On or prior to each due date of the principal or interest on any Notes, the Issuer shall deposit with the Paying Agent a sum sufficient to pay such principal and interest when so becoming due. Each Paying Agent shall hold in trust for the benefit of the Holders or the Trustee all money held by the Paying Agent for the payment of principal of or premium or interest on the Notes (whether such money has been paid to it by the Issuer or any other obligor on the Notes or the Guarantors), and the Issuer and the Paying Agent shall notify the Trustee in writing of any default by the Issuer (or any other obligor on the Notes) in making any such payment. If the Issuer or a Subsidiary of the Issuer serves as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund. Money held in trust by the Paying Agent need not be segregated except as required by law and in no event shall the Paying Agent be liable for any interest on any money received by it hereunder. The Issuer at any time may require the Paying Agent to pay all money held by it to the Trustee and account for any funds disbursed and the Trustee may at any time during the continuance of any Event of Default specified in Section 6.01(1) or (2), upon written request to the Paying Agent, require such Paying Agent to pay forthwith all money so held by it to the Trustee and to account for any funds disbursed by the Paying Agent. Upon making such payment, the Paying Agent shall have no further liability for the money delivered to the Trustee.
SECTION 2.06.  Holder Lists.
The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of the Holders. If the Trustee is not the Registrar, the Issuer shall furnish to the Trustee at least five Business Days before each Interest Payment Date, and at such other times as the Trustee may reasonably request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders.
SECTION 2.07.  Transfer and Exchange.
Subject to Sections 2.02(b), 2.16 and 2.17, when Notes are presented to the Registrar with a request from such Holder to register a transfer or to exchange them for an equal principal amount of Notes of other authorized denominations, the Registrar shall register the transfer as requested if the requirements of this Indenture are met. Every Note presented or surrendered for registration of transfer or exchange shall be duly endorsed or be accompanied by a written instrument of transfer in form satisfactory to the Issuer and the Registrar, duly executed by the Holder thereof or his attorneys duly authorized in writing. To permit registrations of transfers and exchanges, the Issuer shall issue and execute and the Trustee shall authenticate new Notes evidencing such transfer or exchange at the Registrar’s request. No service charge shall be made to the Holder for any registration of transfer or exchange. The Registrar may require from the Holder payment of a sum sufficient to cover any transfer taxes or other governmental charge that may be imposed in relation to a transfer or exchange, but this provision shall not apply to any exchange pursuant to Section 2.11, 3.06, 4.08 or 8.05 (in which events the Issuer shall be responsible for the payment of such taxes). Without the prior consent of the Issuer, the Registrar shall not be required to exchange or register a transfer (a) of any Note for a period of 15 days immediately preceding the mailing of notice of redemption of Notes to be redeemed, (b) of any Note selected, called or being called for redemption except the unredeemed portion of any Note being redeemed in part, or (c) of any Note between a record date and the next succeeding Interest Payment Date.
Any Holder of any Global Note shall, by acceptance of such Global Note, agree that transfers of the beneficial interests in such Global Note may be effected only through a book entry system maintained by the Holder of such Global Note (or its agent), and that ownership of a beneficial interest in such Global Note shall be required to be reflected in a book entry.
Each Holder of a Note agrees to indemnify the Issuer and the Trustee against any liability that may result from the transfer, exchange or assignment of such Holder’s Note in violation of any provision of this Indenture and/or applicable U.S. Federal, state or foreign securities law.
Neither the Trustee nor the Registrar shall have any duty to monitor the Issuer’s compliance with or have any responsibility with respect to the Issuer’s compliance with any Federal, state or foreign securities laws.
SECTION 2.08.  Replacement Notes.
If a mutilated Note is surrendered to the Registrar or the Trustee, or if the Holder claims that the Note has been lost, destroyed or wrongfully taken, the Issuer shall issue and the Trustee shall authenticate a replacement Note if such Holder furnishes to the Issuer and the Trustee evidence reasonably acceptable to them of the ownership and the destruction, loss or theft of such Note and if the requirements of Section 8-405 of the New York Uniform Commercial Code as in effect on the date of this Indenture are met. If required by the Trustee or the Issuer, an indemnity bond shall be posted by such Holder, sufficient in the judgment of both to protect the Issuer, the Guarantors, the Trustee or any Paying Agent from any loss that any of them may suffer if such Note is replaced. The Issuer and the Trustee may charge such Holder for their reasonable out-of-pocket expenses in replacing such Note (including, without limitation, attorneys’ fees and disbursements) in replacing such Note. Every replacement Note shall constitute a contractual obligation of the Issuer.

SECTION 2.09.  Outstanding Notes.
The Notes outstanding at any time are all Notes that have been authenticated by the Trustee except for (a) those cancelled by it, (b) those delivered to it for cancellation, (c) to the extent set forth in Sections 9.01 and 9.02, on or after the date on which the conditions set forth in Section 9.01 or 9.02 have been satisfied, those Notes theretofore authenticated and delivered by the Trustee hereunder and (d) those described in this Section 2.09 as not outstanding. Subject to Section 2.10, a Note does not cease to be outstanding because the Issuer or one of its Affiliates holds the Note.
If a Note is replaced pursuant to Section 2.08, it ceases to be outstanding unless the Trustee and the Issuer receives proof satisfactory to it that the replaced Note is held by a protected purchaser in whose hands such Note is a legal, valid and binding obligation of the Issuer.
If the Paying Agent holds in trust, in its capacity as such, on any Redemption Date or maturity date, money sufficient to pay all accrued interest and principal with respect to the Notes payable on that date and is not prohibited from paying such money to the Holders thereof pursuant to the terms of this Indenture, then on and after that date such Notes cease to be outstanding and interest on them ceases to accrue.
SECTION 2.10.  Treasury Notes.
In determining whether the Holders of the required principal amount of Notes have concurred in any declaration of acceleration or notice of default or direction, waiver or consent or any amendment, modification or other change to this Indenture, Notes owned by the Issuer or any other Affiliate of the Issuer shall be disregarded as though they were not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent or any amendment, modification or other change to this Indenture, only Notes as to which a Responsible Officer of the Trustee has received an Officer’s Certificate stating that such Notes are so owned shall be so disregarded. Notes so owned which have been pledged in good faith shall not be disregarded if the pledgee established to the satisfaction of the Trustee the pledgee’s right so to act with respect to the Notes and that the pledgee is not the Issuer, a Guarantor, any other obligor on the Notes or any of their respective Affiliates.
SECTION 2.11.  Temporary Notes.
Until definitive Notes are prepared and ready for delivery, the Issuer may prepare and the Trustee shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of definitive Notes but may have variations that the Issuer considers appropriate for temporary Notes. Without unreasonable delay, the Issuer shall prepare and the Trustee shall authenticate definitive Notes in exchange for temporary Notes. Until such exchange, temporary Notes shall be entitled to the same rights, benefits and privileges as definitive Notes.
SECTION 2.12.  Cancellation.
The Issuer at any time may deliver Notes to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall cancel and destroy such Notes in accordance with its customary procedures. The Trustee shall upon the request of the Issuer deliver a certificate of such destruction to the Issuer. The Issuer may not reissue or resell, or issue new Notes to replace, Notes that the Issuer has redeemed or paid, or that have been delivered to the Trustee for cancellation, other than in accordance with the express provisions of this Indenture.
SECTION 2.13.  Defaulted Interest.
If the Issuer defaults on a payment of interest on the Notes, it shall pay the defaulted interest, plus (to the extent permitted by law) any interest payable on the defaulted interest, in accordance with the terms hereof, to the Persons who are Holders of such Notes on a subsequent special record date, which date shall be at least five Business Days prior to the payment date. The Issuer shall fix such special record date and payment date in a manner satisfactory to the Trustee. The Issuer shall promptly mail to each Holder of such Notes a notice that states the special record date, the payment date and the amount of defaulted interest, and interest payable on defaulted interest, if any, to be paid. The Issuer may make payment of any defaulted interest in any other lawful manner not inconsistent with the requirements (if applicable) of any securities exchange on which the Notes may be listed and, upon such notice as may be required by such exchange, if, after written notice given by the Issuer to the Trustee of the proposed payment pursuant to this sentence, such manner of payment shall be deemed practicable by the Trustee.
SECTION 2.14.  CUSIP Number.
The Issuer in issuing the Notes may use a “CUSIP” number, ISIN and “Common Code” number (in each case if then generally in use), and if so, such CUSIP number, ISIN and Common Code number shall be included in notices of redemption or exchange as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness or accuracy of such number either as printed in the notice or on the Notes, and that reliance may be placed only on the other identification numbers printed on the Notes. The Issuer shall promptly notify, and in any event within 10 Business Days, the Trustee of any such CUSIP number, ISIN and Common Code number used by the Issuer in connection with the issuance of the Notes and of any change in the CUSIP number, ISIN and Common Code number.
SECTION 2.15.  Deposit of Moneys.
Subject to the following paragraph, prior to 11:00 a.m., New York City time, on each Interest Payment Date and the applicable maturity date, the Issuer shall have deposited with the Paying Agent in immediately available funds money sufficient to make cash payments, if any, due on such Interest Payment Date or maturity date, as the case may be. The principal and interest on Global Notes shall be payable to the Depository or its nominee, as the case may be, as the sole registered owner and the sole holder of the Global Notes represented thereby. The principal and interest on Definitive Notes shall be payable, either in person or by mail, at the office of the Paying Agent.
If a Holder has given wire transfer instructions to the Issuer at least ten Business Days prior to the applicable Interest Payment Date, the Issuer (through the Paying Agent) will make all payments on such Holder’s Notes by wire transfer of immediately available funds to the account specified in those instructions. Otherwise, payments on the Notes will be made at the office or agency of the Paying Agent for the Notes unless the Issuer (with notice to the Paying Agent) elects to make interest payments by check mailed to the Holders at their addresses set forth in the register of Holders.
SECTION 2.16.  Special Transfer Provisions.
(a)Transfer and Exchange of Definitive Notes. When Definitive Notes are presented to the Registrar with a request:

(x) to register the transfer of such Definitive Notes; or
(y) to exchange such Definitive Notes for an equal principal amount of Definitive Notes of other authorized denominations, the Registrar shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; provided, however, that the Definitive Notes surrendered for transfer or exchange:
(i)shall be duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Issuer and the Registrar, duly executed by the Holder thereof or its attorney duly authorized in writing; and
(ii)if such Definitive Notes are required to bear a Restricted Notes Legend, they are being transferred or exchanged pursuant to an effective registration statement under the Securities Act (and the transferor certifies the same, in writing, to the Registrar), pursuant to Section 2.16(b) or pursuant to clause (A) or (B) below:

(A) if such Definitive Notes are being transferred to the Issuer, such Definitive Notes are accompanied by a certification to that effect; or
(B) if such Definitive Notes are being transferred (x) pursuant to an exemption from registration in accordance with Rule 144A, Regulation S or Rule 144 under the Securities Act; or (y) in reliance upon another exemption from the requirements of the Securities Act: in each case, such Definitive Notes are accompanied by (i) a certification to that effect (in the form of the applicable certificate attached to Exhibit A hereto) and (ii) if the Issuer so requests, an opinion of counsel or other evidence reasonably satisfactory to it as to the compliance with the restrictions set forth in the Restricted Notes Legend set forth in Section 2.16(d)(i).
(b)Restrictions on Transfer of a Definitive Note for a Beneficial Interest in a Global Note. A Definitive Note may not be exchanged for a beneficial interest in a Rule 144A Global Note or a Regulation S Global Note except upon satisfaction of the requirements set forth below. Upon receipt by the Trustee of a Definitive Note, duly endorsed or accompanied by appropriate instruments of transfer, in form satisfactory to the Trustee, together with the following documentation:
i.if such Definitive Note is being transferred to the Issuer, a certificate from such holder in the form attached to the applicable Note;
ii.if such Definitive Note is being transferred to a Person reasonably believed to be a QIB in accordance with Rule 144A under the Securities Act, a certificate from such holder in the form attached to the applicable Note;
iii.if such Definitive Note is being transferred in an offshore transaction in compliance with Rule 903 or Rule 904 of Regulation S under the Securities Act, a certificate from such holder in the form attached to the applicable Note;
iv.if such Definitive Note is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act or any other available exemption from the registration requirements of the Securities Act, such legal opinions, certifications or other evidence as may reasonably be required in order to determine that the proposed transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and any applicable state and foreign securities laws;
v.if such Definitive Note is being transferred to an IAI in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (ii) through (iv) above, a certificate from such holder in the form attached to the applicable Note and
vi.written instructions directing the Trustee to make, or to direct the Notes Custodian to make, an adjustment on its books and records with respect to the appropriate Global Note, such instructions to contain information regarding the Depository account to be credited with such increase, then the Trustee shall cancel such Definitive Note and cause, or direct the Notes Custodian to cause, in accordance with the standing instructions and procedures existing between the Depository and the Notes Custodian, the aggregate principal amount of Notes represented by the Rule 144A Global Note or Regulation S Global Note, as applicable, to be increased by the aggregate principal amount of the Definitive Note to be exchanged and shall credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Rule 144A Global Note or Regulation S Global Note, as applicable, equal to the principal amount of the Definitive Note so canceled. If no Rule 144A Global Notes or Regulation S Global Notes, as applicable, are then outstanding, the Issuer shall issue and the Trustee shall authenticate, upon written order of the Issuer in the form of an Officer’s Certificate of the Issuer, a new Rule 144A Global Note or Regulation S Global Note, as applicable, in the appropriate principal amount.
c.Transfer and Exchange of Global Notes.
i.The transfer and exchange of Global Notes or beneficial interests therein shall be effected through the Depository, in accordance with this Indenture (including applicable restrictions on transfer set forth herein, if any) and the procedures of the Depository therefor. A transferor of a beneficial interest in a Global Note shall deliver to the Registrar a written order given in accordance with the Depository’s procedures containing information regarding the participant account of the Depository to be credited with a beneficial interest in such Global Note. The Registrar shall, in accordance with such instructions, instruct the Depository to credit to the account of the Person specified in such instructions a beneficial interest in the Global Note and to debit the account of the Person making the transfer the beneficial interest in the Global Note being transferred.
ii.If the proposed transfer is a transfer of a beneficial interest in one Global Note to a beneficial interest in another Global Note, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the Global Note to which such interest is being transferred in an amount equal to the principal amount of the interest to be so transferred, and the Registrar shall reflect on its books and records the date and a corresponding decrease in the principal amount of the Global Note from which such interest is being transferred.
iii.Notwithstanding any other provisions of Article Two (other than the provisions set forth in Section 2.17), a Global Note may not be transferred as a whole except by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the

Depository or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository.
iv.In the event that a Global Note is exchanged for Definitive Notes pursuant to Section 2.17, such Notes may be exchanged only in accordance with such procedures as are substantially consistent with the provisions of this Section 2.16 (including the certification requirements set forth on the reverse of the Notes intended to ensure that such transfers comply with Rule 144A, Regulation S or another applicable exemption under the Securities Act, as the case may be) and such other procedures as may from time to time be adopted by the Issuer.

(d)Legend.
(i)Each Note certificate evidencing the Global Notes (and all Notes issued in exchange therefor or in substitution thereof) shall bear a legend in substantially the following form (the “Global Notes Legend”):
UNLESS THIS GLOBAL NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY GLOBAL NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC) ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.
TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.
Except as permitted by paragraph (ii) and (iii) below or otherwise agreed by the Issuer and the applicable Holder, each Note certificate evidencing the Global Notes and Definitive Notes (and all Notes issued in exchange therefor or in substitution thereof), shall bear a legend in substantially the following form (the “Restricted Notes Legend”):
THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) AND THERE IS NO INTENT TO REGISTER THE NOTE. THIS NOTE MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER AGREES FOR THE BENEFIT OF THE ISSUER THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS NOTE OR ANY BENEFICIAL INTEREST HEREIN, EXCEPT PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE

SECURITIES ACT AND ANY APPLICABLE STATE AND FOREIGN SECURITIES LAWS AND ONLY
(A) TO THE ISSUER,
(B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT,
(C) TO A PERSON REASONABLY BELIEVED TO BE A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A,
(D) IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT,
(E) TO AN INSTITUTIONAL “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT THAT IS NOT A QUALIFIED INSTITUTIONAL BUYER AND THAT IS PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF ANOTHER INSTITUTIONAL ACCREDITED INVESTOR, IN EACH CASE IN A MINIMUM PRINCIPAL AMOUNT OF NOTES OF $250,000 AND IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, OR
(F) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.
PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH (C), (D) OR (E) ABOVE, A DULY COMPLETED AND SIGNED CERTIFICATE IN THE FORM ATTACHED TO THIS NOTE MUST BE DELIVERED TO THE TRUSTEE. PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH (F) ABOVE, THE ISSUER RESERVES THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND ANY APPLICABLE STATE AND FOREIGN SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY RULE 144 EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.
Each certificate evidencing a Note offered in reliance on Regulation S shall, in addition to the foregoing, bear a legend in substantially the following form (the “Regulation S Notes Legend”):

THIS NOTE (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION ORIGINALLY EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT, AND MAY NOT BE TRANSFERRED IN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, ANY U.S. PERSON EXCEPT PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND ANY APPLICABLE STATE AND FOREIGN SECURITIES LAWS. TERMS USED ABOVE HAVE THE MEANINGS GIVEN TO THEM IN REGULATION S UNDER THE SECURITIES ACT.
(ii)Upon any sale or transfer of a Transfer Restricted Note that is a Definitive Note pursuant to Rule 144 under the Securities Act, the Registrar shall permit the transferee thereof to exchange such Transfer Restricted Note for a Definitive Note that does not bear the Restricted Notes Legend and rescind any restriction on the transfer of such Transfer Restricted Note, if the transferor thereof certifies in writing to the Registrar that such sale or transfer was made in reliance on Rule 144 (such certification to be in a form of the Form of Transfer Certificate attached to Exhibit A hereto) and provides the Issuer with such legal opinions, certifications or other evidence as may reasonably be required in order to determine that such sale or transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities act and any applicable state and foreign securities laws.
(iii)After a transfer of any Initial Notes during the period of the effectiveness of a shelf registration statement with respect to such Initial Notes, all requirements pertaining to the Restricted Notes Legend as set forth in this Section 2.16(d) on such Initial Notes shall cease to apply and the requirements that any such Initial Notes be issued in global form shall continue to apply.

(e)Cancellation or Adjustment of Global Note. At such time as all beneficial interests in a Global Note have either been exchanged for Definitive Notes, redeemed, purchased or canceled, such Global Note shall be returned to the Depository for cancellation or retained and cancelled by the Trustee. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for Definitive Notes, redeemed, purchased or canceled, the principal amount of Notes represented by such Global Note shall be reduced and an adjustment shall be made on the books and records of the Trustee (if it is then the Notes Custodian for such Global Note) with respect to such Global Note, by the Trustee or the Notes Custodian, to reflect such reduction.
(f)No Obligation of the Trustee.
(i)None of the Trustee, Registrar or Paying Agent shall have any responsibility or obligation to any beneficial owner of a Global Note, a member of, or a participant in the Depository or other Person with respect to the accuracy of the records of the Depository or its nominee or of any participant or member thereof, with respect to any ownership interest in the Notes or with respect to the delivery to any participant, member, beneficial owner or other Person (other than the Depository) of any notice (including any notice of redemption) or the payment of any amount, under or with respect to such Notes. All notices and communications to be given to the Holders and all payments to be made to Holders under the Notes shall be given or made only to or upon the order of the registered Holders (which shall be the Depository or its nominee in the case of a Global Note). The rights of beneficial owners in any Global Note shall be exercised only through the Depository subject to the applicable rules and procedures of the Depository. The Trustee, Registrar and Paying Agent may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its members, participants and any beneficial owners.

(ii)Neither the Trustee nor the Registrar shall have any obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Depository participants, members or beneficial owners in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

SECTION 2.17  Definitive Notes.

(a)A Global Note deposited with the Depository or with the Trustee as Notes Custodian for the Depository pursuant to Section 2.02 shall be transferred to the beneficial owners thereof in the form of Definitive Notes in an aggregate principal amount equal to the principal amount of such Global Note, in exchange for such Global Note, only if such transfer complies with Section 2.16 hereof and (i) the Depository notifies the Issuer that it is unwilling or unable to continue as Depository for such Global Note or if at any time such Depository ceases to be a “clearing agency” registered under the Exchange Act and, in either case, a successor depository is not appointed by the Issuer within 90 days of such notice or cessation, as applicable, (ii) the Issuer, at its option, notifies the Trustee in writing that it elects to cause the issuance of Notes in definitive form, then, upon surrender by the relevant Global Note Holder of its Global Note, Notes in such form will be issued to each Person that such Global Note Holder and the Depository identifies as being the beneficial owner of the related Notes, or (iii) an Event of Default has occurred and is continuing with respect to the Notes and the Depository notifies the Trustee of its decision to exchange the Global Notes for Definitive Notes.
(b)Any Global Note that is transferable to the beneficial owners thereof pursuant to this Section 2.17 shall be surrendered by the Depository to the Trustee at the Corporate Trust Office of the Trustee, to be so transferred, in whole or from time to time in part, without charge, and the Trustee shall authenticate and deliver, upon such transfer of each portion of such Global Note, an equal aggregate principal amount of Definitive Notes of authorized denominations. Any portion of a Global Note transferred pursuant to this Section 2.17 shall be executed, authenticated and delivered only in denominations of US$2,000 principal amount or any integral multiple of US$1,000 in excess thereof and registered in such names as the Depository shall direct. Any Definitive Note delivered in exchange for an interest in the Transfer Restricted Note shall, except as otherwise provided by Section 2.16(d) hereof, bear the applicable Restricted Notes Legend set forth in Section 2.16(d) hereof.

(c)Subject to the provisions of Section 2.17(b) hereof, the registered Holder of a Global Note shall be entitled to grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Notes.

(d)In the event of the occurrence of one of the events specified in Section 2.17(a) hereof, the Issuer shall promptly make available to the Trustee a reasonable supply of Definitive Notes in definitive, fully registered form without interest coupons. In the event that the Definitive Notes are not issued to each such beneficial owner promptly after the Registrar has received a request from the Holder of a Global Note to issue such Definitive Note, the Issuer expressly acknowledges, with respect to the right of any Holder to pursue a remedy pursuant to Article 6 of this Indenture, the right of any beneficial holder of Notes to pursue such remedy with respect to the portion of the Global Note that represents such beneficial holder’s Notes as if such Definitive Notes had been issued.

(e)By its acceptance of any Note bearing any legend in Section 2.16(d), each Holder of such Note acknowledges the restrictions on transfer of such Note set forth in this Indenture and in such legend in Section 2.16(d) and agrees that it shall transfer such Note only as provided in this Indenture.

SECTION 2.18.  Computation of Interest.
Interest on the Notes shall be computed on the basis of a 360-day year of twelve 30-day months. The Initial Notes will bear interest from, and including, the Issue Date.
ARTICLE THREE
REDEMPTION

SECTION 3.01.  Election to Redeem; Notices to Trustee.
If the Issuer elects to redeem Notes pursuant to paragraph 6 of the Notes, at least 10 days prior to the Redemption Date (unless a shorter notice shall be agreed to in writing by the Trustee), the Issuer shall notify the Trustee in writing of the Redemption Date, the principal amount of Notes to be redeemed and the redemption price, and deliver to the Trustee an Officer’s Certificate stating that such redemption will comply with the conditions contained in paragraph 6 of the Notes. Notice given to the Trustee pursuant to this Section 3.01 may be revocable but may not be revoked after the time that notice is given to Holders pursuant to Section 3.03, except as provided in Section 3.04.
SECTION 3.02.  Selection by Trustee of Notes To Be Redeemed.
In the event that less than all of the Notes are to be redeemed at any time pursuant to a redemption made pursuant to paragraph 6 of such Notes, selection of the Notes for redemption shall be made by lot (if the Notes are issued in physical form) or in accordance with the Depository’s applicable procedures (if the Notes are issued in global form) and in each case, if the Notes are listed on a national securities exchange, in compliance with the requirements of the principal national securities exchange on which the Notes are listed; provided, however, that no Notes of a principal amount of $2,000 or less shall be redeemed in part. If a partial redemption is made pursuant to paragraph 6 of the Notes, selection of the Notes or portions thereof for redemption shall be made by the Trustee by lot (subject to the procedures of the Depository), unless that method is otherwise prohibited. The Trustee shall promptly notify the Issuer of the Notes selected for redemption and, in the case of any Notes selected for partial redemption, the principal amount thereof to be redeemed. The Trustee may select for redemption portions of the principal of the Notes that have denominations larger than $2,000. For all purposes of this Indenture unless the context otherwise requires, provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption. The Issuer may acquire Notes by means other than redemption, whether pursuant to an Issuer tender offer, open market purchase or otherwise, provided such acquisition does not otherwise violate the other terms of this Indenture.
SECTION 3.03.  Notice of Redemption.

At least 10 days, and no more than 60 days, before a Redemption Date, the Issuer shall mail or cause to be mailed, or deliver electronically or cause to be delivered electronically for any Notes held by the Depository, notice of redemption to each Holder to be redeemed at his or her last address as the same appears on the registry books maintained by the Registrar pursuant to Section 2.04, except that redemption notices may be mailed, or delivered electronically for any Notes held by the Depository, more than 60 days prior to a Redemption Date if the notice is issued in connection with a satisfaction and discharge of this Indenture. If the Issuer mails such notice to Holders, it shall mail a copy of such notice to the Trustee at the same time.
The notice shall identify the Notes to be redeemed (including the CUSIP numbers, ISIN and Common Code numbers, if any thereof) and shall state:
(1)the Redemption Date;
(2)the redemption price and the amount of premium (or the manner of calculation the redemption price and/or premium) and accrued interest to be paid;
(3)if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the Redemption Date and upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion shall be issued;
(4)the name and address of the Paying Agent;
(5)that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;
(6)that unless the Issuer defaults in making the redemption payment, interest on Notes called for redemption ceases to accrue on and after the Redemption Date;
(7)that the Notes are being redeemed pursuant to paragraph 6 of the Notes;
(8)the aggregate principal amount of Notes that are being redeemed; and
(9)if the redemption is conditional, a description of the applicable conditions and the date by which such conditions are expected to be satisfied.
At the Issuer’s written request made at least five Business Days prior to the date on which notice is to be given (or such shorter period as the Trustee in its sole discretion may agree), the Trustee shall give the notice of redemption prepared by the Issuer, in the Issuer’s name and at the Issuer’s sole expense. In such event, the Issuer shall provide the Trustee with the information required by this Section 3.03.
SECTION 3.04  Effect of Notice of Redemption.
Except as provided below in the next paragraph, once the notice of redemption described in Section 3.03 is mailed, Notes called for redemption become due and payable on the Redemption Date and at the redemption price, including any premium, plus interest accrued to the Redemption Date. Upon surrender to the Paying Agent, such Notes shall be paid at the redemption price, including any premium, plus interest accrued to the Redemption Date, provided that if the Redemption Date is after a regular record date and on or prior to the Interest Payment Date, the accrued interest shall be payable to the Holder of the redeemed Notes registered on the relevant record date, and provided, further, that if a Redemption Date is not a Business Day, payment shall be made on the next succeeding Business Day and no interest shall accrue for the period from such Redemption Date to such succeeding Business Day. Failure to give notice or any defect in the notice to any Holder shall not affect the validity of the notice to any other Holder.
Any redemption or notice thereof may, at the Issuer’s option, be subject to the satisfaction of one or more conditions precedent. In addition, if such redemption or notice is subject to satisfaction of one or more conditions precedent, such notice shall state that, in the Issuer’s discretion, the Redemption Date may be delayed until such time as any or all such conditions shall be satisfied, or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied by the Redemption Date, or by the Redemption Date so delayed.
The Issuer may provide in any notice that payment of the redemption price and accrued and unpaid interest, if any, and the performance of the Issuer’s obligations with respect to such redemption may be performed by another Person.
SECTION 3.05.  Deposit of Redemption Price.
On or prior to 11:00 a.m., New York City time, on each Redemption Date, the Issuer shall deposit with the Paying Agent in immediately available funds money sufficient to pay the redemption price of, including premium, if any, and accrued and unpaid interest on all Notes to be redeemed on that date other than Notes or portions thereof called for redemption on that date which have been delivered by the Issuer to the Trustee for cancellation. Promptly after the calculation of the redemption price, the Issuer shall give the Trustee and any Paying Agent written notice thereof.
On and after any Redemption Date, if money sufficient to pay the redemption price of, including premium, if any, and accrued interest on Notes called for redemption shall have been made available in accordance with the preceding paragraph, the Notes called for redemption shall cease to accrue interest and the only right of the Holders of such Notes shall be to receive payment of the redemption price of and, subject to the first proviso in Section 3.04, accrued and unpaid interest on such Notes to the Redemption Date. If any Note surrendered for redemption shall not be so paid, interest shall be paid, from the Redemption Date until such redemption payment is made, on the unpaid principal of the Note and any interest not paid on such unpaid principal, in each case, at the rate and in the manner provided in the Notes.
SECTION 3.06.  Notes Redeemed in Part.
Upon surrender of a Note that is redeemed in part, the Issuer shall execute and the Trustee shall authenticate for the Holder thereof a new Note equal in principal amount to the unredeemed portion of the Note surrendered.
SECTION 3.07  Mandatory Redemption.
The Issuer shall not be required to make mandatory redemption payments with respect to the Notes.
ARTICLE FOUR
COVENANTS

SECTION 4.01  Payment of Notes.

The Issuer shall pay the principal of and interest on the Notes on the dates and in the manner provided in the Notes and this Indenture. An installment of principal or interest shall be considered paid on the date it is due if the Trustee or Paying Agent holds by 11:00 a.m. on that date money designated for and sufficient to pay such installment.
The Issuer shall pay interest on overdue principal (including post-petition interest in a proceeding under any Bankruptcy Law), and overdue interest, to the extent lawful, at the rate specified in the Notes.
SECTION 4.02.  Reports to Holders.
(a)So long as the Notes are outstanding the Issuer will deliver to the Trustee within 15 days after the filing of the same with the SEC, copies of the quarterly and annual reports and of the information, documents and other reports, if any, which the Issuer is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act.
(b)Notwithstanding that the Issuer may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, so long as the Notes are outstanding, the Issuer will file with the SEC, in accordance with rules and regulations prescribed from time to time by the SEC, such of the supplementary and periodic information, documents and reports which may be required pursuant to Section 13 of the Exchange Act, in respect of a security listed and registered on a national securities exchange as may be prescribed in such rules and regulations.

(c)Notwithstanding the foregoing, such requirements shall be deemed satisfied for any particular period or report by posting reports on the Issuer’s website, by filing such reports with the SEC or by posting such information on IntraLinks or any comparable online system or website that may require a confidentiality acknowledgment.

(d)In addition, to the extent not satisfied by the foregoing, for so long as any Notes are outstanding, the Issuer will furnish to Holders and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

(e)Delivery of such reports and information to the Trustee shall be for informational purposes only and the Trustee’s receipt of them shall not constitute constructive notice of any information contained therein or determinable from information contained therein (including the Issuer’s compliance with any of its covenants under this Indenture as to which the Trustee is entitled to rely exclusively on an Officer’s Certificate).

SECTION 4.03.  Waiver of Stay, Extension or Usury Laws.
Each of the Issuer and the Guarantors covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, or plead (as a defense or otherwise) or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law which would prohibit or forgive any of the Issuer and the Guarantors from paying all or any portion of the principal of, premium, if any, and/or interest on the Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture; and (to the extent that they may lawfully do so) each of the Issuer and the Guarantors hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.
SECTION 4.04.  Compliance Certificate.
The Issuer shall deliver to the Trustee, within 120 days after the end of each fiscal year, an Officer’s Certificate stating that a review of the activities of the Issuer and its Subsidiaries during such fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Issuer and the Guarantors have kept, observed, performed and fulfilled their obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge, the Issuer and the Guarantors have kept, observed, performed and fulfilled each and every covenant contained in this Indenture and no Default occurred during such period (or, if a Default shall have occurred, describing all such Defaults of which he or she may have knowledge and what action they are taking or propose to take with respect thereto).
SECTION 4.05.  Limitations on Liens.
The Issuer will not, and will not permit any Domestic Subsidiary to, directly or indirectly, incur any Lien (other than Permitted Liens) upon any assets of the Issuer or any Domestic Subsidiary, whether owned at the Issue Date or thereafter acquired, which Lien secures Indebtedness for Borrowed Money of the Issuer or any of its Domestic Subsidiaries unless:
(1)  in the case of Liens securing Indebtedness for Borrowed Money that is Subordinated Indebtedness, the Notes or the Note Guarantee of such Subsidiary, if any, are secured by a Lien on such assets that is senior in priority to such Liens; and
(2) in all other cases, the Notes or the Note Guarantee of such Subsidiary, if any, are secured equally and ratably with or prior to such Liens;
provided that any Lien which is granted to secure the Notes or any Note Guarantee under this covenant shall be automatically and unconditionally released and discharged at the same time as the discharge of the Lien that gave rise to the obligation to so secure the Notes or such Note Guarantee, as the case may be.
For the purposes of determining compliance with this covenant, notwithstanding anything herein to the contrary, (i) in the event that a Lien meets the criteria of more than one of the categories of Permitted Liens, the Issuer shall, in its sole discretion, classify such Lien and may divide, classify and later reclassify such Lien in more than one of the types of Permitted Liens (provided that at the time of reclassification it meets the criteria in such category or categories) and (ii) (a) if any Indebtedness for Borrowed Money is secured by any Lien outstanding under any category of Permitted Liens measured by reference to a percentage of Adjusted Consolidated EBITDA at the time of incurrence of such Indebtedness for Borrowed Money and is refinanced by any Indebtedness for Borrowed Money secured by any Lien incurred by reference to such category of Permitted Liens, and such refinancing would cause the percentage of Adjusted Consolidated EBITDA to be exceeded if calculated based on the Adjusted Consolidated EBITDA on the date of such refinancing, such percentage of Adjusted Consolidated EBITDA shall not be deemed to be exceeded (and such refinancing Lien shall be deemed permitted) so long as the principal amount of such refinancing Indebtedness for Borrowed Money does not exceed the principal amount of such Indebtedness for Borrowed Money being refinanced, plus the aggregate amount of fees, underwriting discounts, premiums and other costs and expenses (including accrued and unpaid interest) incurred or payable in connection with such refinancing and (b) if any Indebtedness for

Borrowed Money is secured by any Lien outstanding under any category of Permitted Liens measured by reference to a dollar amount, and is refinanced by any Indebtedness for Borrowed Money secured by any Lien incurred by reference to such category of Permitted Liens, and such refinancing would cause such dollar amount to be exceeded, such dollar amount shall not be deemed to be exceeded (and such refinancing Lien shall be deemed permitted) so long as the principal amount of such refinancing Indebtedness for Borrowed Money does not exceed the principal amount of such Indebtedness for Borrowed Money being refinanced, plus the aggregate amount of fees, underwriting discounts, premiums and other costs and expenses (including accrued and unpaid interest) incurred or payable in connection with such refinancing.
SECTION 4.06.  Future Note Guarantees.
If, after the Issue Date, (a) any Domestic Subsidiary that is a Wholly Owned Subsidiary (including any newly formed or newly acquired Domestic Subsidiary that is a Wholly Owned Subsidiary) that is not a Guarantor guarantees any of the Issuer’s Indebtedness for Borrowed Money outstanding (or committed) under the Credit Agreement or Capital Markets Debt of the Issuer, in each case, in a principal or committed amount greater than $100.0 million (any such Indebtedness for Borrowed Money of the Issuer, “Material Subject Debt”) or (b) the Issuer otherwise elects to have any Subsidiary become a Guarantor, then, in each such case, the Issuer shall cause such Subsidiary to execute and deliver to the Trustee (in the case of clause (a), by a date that is 60 days after becoming a guarantor under the Credit Agreement or such Capital Markets Debt, or in the case of clause (b) at the Issuer’s option) a supplemental indenture pursuant to which such Subsidiary shall unconditionally guarantee all of the Issuer’s obligations under the Notes and this Indenture in accordance with, and subject to the terms of, ARTICLE Ten.
SECTION 4.07.  Existence.
The Issuer shall do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence; provided that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution or other transaction permitted under Section 5.01.
SECTION 4.08.  Change of Control Offer.
If a Change of Control Triggering Event occurs with respect to the Notes, unless the Issuer has exercised its right to redeem the Notes, the Issuer will be required to make an offer to purchase all or, at the Holder’s option, any part (equal to $2,000 or any integral multiple of $1,000 in excess thereof) of each Holder’s Notes pursuant to a Change of Control Offer.
In the Change of Control Offer, the Issuer will be required to offer payment in cash equal to 101% of the aggregate principal amount of Notes to be purchased plus accrued and unpaid interest, if any, on the Notes purchased, to, but not including, the date of purchase (the “Change of Control Payment”). Within 30 days following any Change of Control Triggering Event with respect to the Notes, unless the Issuer has exercised its right to redeem the Notes as described above, the Issuer shall mail, or deliver electronically if held by the Depository, a notice to Holders of Notes, with a copy to the Trustee, describing the transaction or transactions that constitute the Change of Control Triggering Event and offering to purchase the Notes (a “Change of Control Offer”) on the date specified in the notice, which date will be no earlier than 10 and no later than 60 days from the date such notice is sent (the “Change of Control Payment Date”), pursuant to the procedures required by this Indenture and described in such notice.
On the Change of Control Payment Date, the Issuer will be required, to the extent lawful, to:

(1) accept for payment all Notes or portions of Notes properly tendered pursuant to the Change of Control Offer;
(2) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions of Notes properly tendered; and
(3) deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officer’s Certificate stating the aggregate principal amount of Notes or portions of Notes being purchased.
The Paying Agent will be required to promptly mail or transfer by wire, to each Holder who properly tendered Notes or portions thereof, the purchase price for such Notes or portion thereof, and the Trustee shall be required to promptly authenticate and mail (or cause to be transferred by book entry) to each such Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each new Note will be in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof.
The Issuer will not be required to make a Change of Control Offer upon a Change of Control Triggering Event if another Person makes such an offer in the manner, at the times and otherwise in compliance with the requirements for an offer made by the Issuer, and such Person purchases all Notes or portions thereof properly tendered and not withdrawn under its offer. In the event that such Person terminates or defaults its offer, the Issuer will be required to make a Change of Control Offer treating the date of such termination or default as though it were the date of the Change of Control Triggering Event.
A Change of Control Offer may be made in advance of a Change of Control Triggering Event, and be conditional upon such Change of Control Triggering Event, if a definitive agreement is in place in respect of the Change of Control at the time of the making of the Change of Control Offer.
The Issuer shall comply with the requirements of applicable securities laws and regulations in connection with the purchase of the Notes pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions under this Section 4.08, the Issuer shall comply with the applicable securities laws and regulations.
SECTION 4.09.  Limitation on Sale and Leaseback Transactions.
The Issuer will not, and will not permit any Domestic Subsidiary of the Issuer to, enter into any Sale and Leaseback Transaction with respect to any Property unless:
(10)the Sale and Leaseback Transaction was entered into prior to the Issue Date;
(11)the Sale and Leaseback Transaction is solely with the Issuer and/or one or more Subsidiaries of the Issuer;
(12)the lease is for a period not in excess of 36 months (or which may be terminated by the Issuer or such Subsidiary within a period of not more than three years);
(13)the Issuer or such Domestic Subsidiary would (at the time of entering into such arrangement) be entitled (other than pursuant to clause (2) or (25) of the definition of “Permitted Liens”), without equally and ratably securing the Notes then outstanding under this Indenture, to incur a Lien on such Property securing Indebtedness for Borrowed Money in the amount of the Attributable Indebtedness arising from such Sale and Leaseback Transaction;
(14)the Issuer or such Subsidiary, within 360 days after the sale of such Property in connection with such Sale and Leaseback Transaction is completed, applies an amount equal to the net proceeds of the sale of such Property to (a) the prepayment, repayment, redemption, purchase or retirement of Notes, other Funded Indebtedness of the Issuer or Funded Indebtedness of a Subsidiary of the Issuer, (b) the purchase, construction, development, expansion or improvement of assets, or (c) a combination thereof; or
(15)the sum of:
(a)  the Attributable Indebtedness of the Issuer and Domestic Subsidiaries of the Issuer in respect of such Sale and Leaseback Transaction and all other Attributable Indebtedness of the Issuer and Domestic Subsidiaries of the Issuer in respect of Sale and Leaseback Transactions entered into after the Issue Date then outstanding (other than any such Sale and Leaseback Transaction as would be permitted as described in Sections 4.09(1) through (5)), plus
(b)  the aggregate principal amount of Indebtedness for Borrowed Money secured by Liens incurred and then outstanding pursuant to clause (2) of the definition of “Permitted Liens,”
would not exceed the greater of (x) $1.2 billion and (y) the amount that would cause the Secured Leverage Ratio to exceed 2.75 to 1.00.
ARTICLE FIVE
SUCCESSOR CORPORATION

SECTION 5.01.  Limitations on Mergers, Consolidations, etc.
The Issuer will not in a single transaction or a series of related transactions, consolidate or merge with or into another Person, or sell, lease, transfer, convey or otherwise dispose of all or substantially all of the assets of the Issuer and its Subsidiaries (taken as a whole) unless:
(1)either:
(a) the Issuer will be the surviving or continuing Person; or
(b) the Person formed by or surviving such consolidation or merger or to which such sale, lease, transfer, conveyance or other disposition shall be made (collectively, the “Successor”) is a corporation, limited liability company or limited partnership organized and existing under the laws of any State of the United States of America or the District of Columbia, and the Successor expressly assumes, by supplemental indenture, all of the obligations of the Issuer under the Notes and this Indenture;

(2)immediately after giving effect to such transaction and the assumption of the obligations as set forth in clause (1)(b) above (if applicable) and the incurrence of any Indebtedness for Borrowed Money to be incurred in connection therewith, and the use of any net proceeds therefrom on a pro forma basis, no Default shall have occurred and be continuing;
(3)if the Issuer is not the Successor, each Guarantor, unless it is the other party to such transactions, shall have, by supplemental indenture, confirmed that its Note Guarantee shall apply to such Person’s obligations under this Indenture and the Notes; and
(4)the Issuer shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with this covenant and the applicable provisions of this Indenture.
Except as provided in Section 10.04, no Guarantor may consolidate with or merge with or into (whether or not such Guarantor is the surviving Person) another Person, unless:
(1) either:
(a) such Guarantor shall be the surviving or continuing Person; or
(b) except to the extent such Person would not, after giving effect to such transaction, be required to guarantee the Notes as provided under Sections 4.06, the Person formed by or surviving any such consolidation or merger is another Guarantor or assumes all of the obligations of such Guarantor under the Note Guarantee of such Guarantor and this Indenture;
(2) immediately after giving effect to such transaction, no Default shall have occurred and be continuing; and
(3) the Issuer shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation or merger and such supplemental indenture (if any) comply with this covenant and the applicable provisions of this Indenture.
For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all of the properties or assets of one or more Subsidiaries, the Equity Interests of which constitute all or substantially all of the properties and assets of the Issuer, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Issuer.
Notwithstanding the foregoing, any Subsidiary may consolidate with, merge with or into or sell, convey, transfer, lease or otherwise dispose of, in one transaction or a series of transactions, all or substantially all of its assets to the Issuer or another Subsidiary; provided if such Subsidiary is a Guarantor, that the surviving entity (if other than the Issuer) remains or becomes a Guarantor.
SECTION 5.02.  Successor Person Substituted.
Upon any consolidation or merger of the Issuer or a Guarantor or any sale, lease, transfer, conveyance or other disposition of all or substantially all of the assets of the Issuer in accordance with Section 5.01, in which the Issuer or such Guarantor is not the continuing obligor under the Notes or its Note Guarantee the surviving entity formed by such consolidation or into which the Issuer or such Guarantor is merged or the

Person to which the conveyance, lease or transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Issuer or such Guarantor, as the case may be, under this Indenture, the Notes and the Note Guarantees, as applicable, with the same effect as if such surviving entity had been named herein as the Issuer or such Guarantor and, except in the case of a lease, the Issuer or such Guarantor, as the case may be, shall be released from the obligation to pay the principal of and interest on the Notes or in respect of its Note Guarantee, as the case may be, and all of the Issuer’s or such Guarantor’s other obligations and covenants under the Notes, this Indenture and its Note Guarantee, if applicable.
ARTICLE SIX
DEFAULTS AND REMEDIES

SECTION 6.01.  Events of Default.
Each of the following shall be an “Event of Default”:
(1)failure by the Issuer to pay interest on any of the Notes when it becomes due and payable and the continuance of any such failure for 30 days;
(2)failure by the Issuer to pay the principal on any of the Notes when it becomes due and payable, whether at stated maturity, upon redemption, upon purchase, upon acceleration or otherwise;
(3)failure by the Issuer to comply (a) for 30 days after notice with Section 5.01 or (b) for 45 days after notice in respect of its obligations to make a Change of Control Offer;
(4)failure by the Issuer to comply with any other agreement or covenant in this Indenture and continuance of such failure for 60 days after notice;
(5)default under any mortgage, indenture or other instrument or agreement under which there may be issued or by which there may be secured or evidenced Indebtedness for Borrowed Money of the Issuer or any Significant Subsidiary, whether such Indebtedness for Borrowed Money now exists or is incurred after the Issue Date, which default:
(a) is caused by a failure to pay at final maturity principal on such Indebtedness for Borrowed Money within the applicable express grace period and any extensions thereof, or
(b) results in the acceleration of such Indebtedness for Borrowed Money prior to its express final maturity, and in each case, the principal amount of such Indebtedness for Borrowed Money, together with any other Indebtedness for Borrowed Money with respect to which an event described in clause (a) or (b) has occurred and is continuing, aggregates $100 million or more;
(6)one or more final, non-appealable judgments or orders is rendered against the Issuer or any Significant Subsidiary, which requires the payment in money by the Issuer or any Significant Subsidiary, individually or in the aggregate, of an amount (net of amounts covered by insurance or bonded) in excess of $100 million, and such judgment or judgments have not been satisfied, stayed, paid, discharged, vacated, bonded, annulled or rescinded within 60 days of being entered;
(7)the Issuer or any Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law:
(a) commences a voluntary case,
(b) consents to the entry of an order for relief against it in an involuntary case,
(c) consents to the appointment of a Custodian of it or for all or substantially all of its assets, or
(d) makes a general assignment for the benefit of its creditors;
(8)a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:
(a) is for relief against the Issuer or any Significant Subsidiary as debtor in an involuntary case,
(b) appoints a Custodian of the Issuer or any Significant Subsidiary or a Custodian for all or substantially all of the assets of the Issuer or any Significant Subsidiary, or
(c) orders the liquidation of the Issuer or any Significant Subsidiary, and, in each case, the order or decree remains unstayed and in effect for 60 days; or
(9)any Note Guarantee of a Domestic Subsidiary that is a Significant Subsidiary ceases to be in full force and effect during its terms (other than in accordance with the terms of such Note Guarantee and this Indenture), or any such Guarantor that is a Domestic Subsidiary and a Significant Subsidiary denies its liability in writing under its Note Guarantee (other than by reason of release of a Guarantor from its Note Guarantee in accordance with the terms of this Indenture and the Note Guarantee).
However, a default under clauses (3) and (4) will not constitute an Event of Default until the Trustee or the holders of at least 25% in principal amount of the outstanding Notes notify the Issuer of the default and the Issuer does not cure such default within the applicable time specified in clauses (3) and (4) after receipt of such notice.
SECTION 6.02.  Acceleration.
If an Event of Default specified in clause (7) or (8) of Section 6.01 with respect to the Issuer occurs, all outstanding Notes shall become due and payable without any further action or notice. If any other Event of Default (other than an Event of Default specified in clause (7) or (8) of Section 6.01 with respect to the Issuer), shall have occurred and be continuing hereunder, the Trustee, by written notice to the Issuer, or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding, by written notice to the Issuer and the Trustee, may declare all amounts owing under the Notes to be due and payable. Upon such declaration of acceleration, the aggregate principal of and accrued and unpaid interest on the outstanding Notes shall immediately become due and payable; provided, however, that after such acceleration, but before a judgment or decree based on acceleration, the Holders of a majority in aggregate principal amount of such outstanding Notes may rescind and annul such acceleration if all Events of Default, other than the nonpayment of accelerated principal and interest, have been cured or waived as provided in this Indenture.
The Trustee shall, within ninety (90) days after the occurrence of any Default (which the Trustee is deemed to have knowledge of pursuant to this Indenture) with respect to the Notes, give the Holders notice of all uncured Defaults thereunder known to it; provided, however, that, except in the case of an Event of Default in payment with respect to the Notes or a Default in complying with Section 5.01, the Trustee shall be protected in withholding such notice if and so long as it in good faith determines that the withholding of such notice is in the interest of the Holders.
SECTION 6.03.  Other Remedies.
If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of, or premium, if any, and interest on the Notes or to enforce the performance of any provision of the Notes and this Indenture and may take any necessary action requested of it as Trustee to settle, compromise, adjust or otherwise conclude any proceedings to which it is a party.
The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative. Any costs associated with actions taken by the Trustee under this Section 6.03 shall be reimbursed to the Trustee by the Issuer.
SECTION 6.04.  Waiver of Past Defaults and Events of Default.
Subject to Sections 6.02, 6.08 and 8.02, the Holders of a majority in aggregate principal amount of the Notes then outstanding have the right to waive any existing Default or compliance with any provision of this Indenture or the Notes. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereto.
SECTION 6.05.  Control by Majority.
The Holders of a majority in aggregate principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on the Trustee by this Indenture. The Trustee, however, may refuse to follow any direction that conflicts with law or this Indenture or that the Trustee determines may be unduly prejudicial to the rights of another Holder not taking part in such direction, and the Trustee shall have the right to decline to follow any such direction if the Trustee, being advised by counsel, determines that the action so directed may not lawfully be taken or if the Trustee in good faith shall, by a Responsible Officer, determine that the proceedings so directed may result in costs and expenses of the Trustee for which it has no source of payment or recovery or involve it in personal liability; provided that the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.
SECTION 6.06.  Limitation on Suits.
No Holder shall have any right to institute any proceeding with respect to this Indenture or for any remedy thereunder, unless the Trustee:
(1) has failed to act for a period of 60 days after receiving written notice of a continuing Event of Default by such Holder and a request to act by Holders of at least 25% in aggregate principal amount of Notes outstanding;
(2) has been offered indemnity satisfactory to it in its reasonable judgment; and
(3) has not received from the Holders of a majority in aggregate principal amount of the outstanding Notes a direction inconsistent with such request.
However, such limitations do not apply to a suit instituted by a Holder of any Note for enforcement of payment of the principal of or interest on such Note on or after the due date therefor (after giving effect to the grace period specified in clause (1) of Section 6.01).
SECTION 6.07.  No Personal Liability of Directors, Officers, Employees, Incorporators and Stockholders.
No director, officer, employee, incorporator or stockholder of the Issuer or any Guarantor shall have any liability for any obligations of the Issuer under the Notes or this Indenture or of any Guarantor under its Note Guarantee or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes and the Note Guarantees. The waiver may not be effective to waive liabilities under the federal securities laws. It is the view of the SEC that this type of waiver is against public policy.
SECTION 6.08.  Rights of Holders to Receive Payment.
Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of, or premium, if any, and interest of the Note on or after the respective due dates expressed in the Note, or to bring suit for the enforcement of any such payment on or after such respective dates, is absolute and unconditional and shall not be impaired or affected without the consent of the Holder.
SECTION 6.09.  Collection Suit by Trustee.
If an Event of Default in payment of principal, premium or interest specified in clause (1) or (2) of Section 6.01 occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Issuer or any Guarantor (or any other obligor on the Notes) for the whole amount of unpaid principal and accrued interest remaining unpaid, together with interest on overdue principal and, to the extent that payment of such interest is lawful, interest on overdue installments of interest, in each case at the rate set forth in the Notes.
SECTION 6.10.  Trustee May File Proofs of Claim.

The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Holders allowed in any judicial proceedings relative to the Issuer or any Guarantor (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same after deduction of its charges and expenses to the extent that any such charges and expenses are not paid out of the estate in any such proceedings and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07.
Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan or reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceedings.
SECTION 6.11.  Priorities.
If the Trustee collects any money pursuant to this Article Six, it shall pay out the money in the following order:
FIRST: to the Trustee for amounts due under Section 7.07;
SECOND: to Holders for amounts due and unpaid on the Notes for principal, premium, if any, and interest as to each, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes; and
THIRD: to the Issuer or, to the extent the Trustee collects any amount from any Guarantor, to such Guarantor.
The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 6.11. At least 15 days before such record date, the Trustee shall mail to each Holder and the Issuer a notice that states the record date, the payment date and the amount to be paid.
SECTION 6.12.  Undertaking for Costs.
In any suit for the enforcement of any right or remedy hereunder or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.12 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.08 or a suit by Holders of more than 10% in principal amount of the Notes then outstanding.

ARTICLE SEVEN

TRUSTEE

SECTION 7.01.  Duties of Trustee.
(a)If an Event of Default has occurred and is continuing, the Trustee shall, in the exercise of its power, use the degree of care of a prudent person in similar circumstances in the conduct of his or her own affairs.
(b)Except during the continuance of an Event of Default:

(1)the Trustee need perform only those duties that are specifically set forth in this Indenture and no others; and
(2)in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture but, in the case of any such certificates or opinions which by any provision hereof are required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether they conform on their face to the requirements hereof (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).
(c)The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(3)this clause (c) does not limit the effect of clause (b) of this Section 7.01;
(4)the Trustee shall not be liable for any error of judgment made in good faith, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts;
(5)the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to the terms hereof; and
(6)no provision hereof shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its rights, powers or duties if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity satisfactory to it against such risk or liability is not reasonably assured to it.
(d)Whether or not therein expressly so provided, paragraphs (a), (b), (c) and (e) of this Section 7.01 shall govern every provision of this Indenture that in any way relates to the Trustee.
(e)The Trustee shall be under no obligation to exercise any of its rights or powers hereunder at the request of any Holder of Notes unless such Holder of Notes shall have offered to the Trustee security and indemnity satisfactory to the Trustee.
(f)The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Issuer or any Guarantor. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by the law.

(g)Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section 7.01.

SECTION 7.02.  Rights of Trustee.
Subject to Section 7.01:
(1)The Trustee may rely on any document reasonably believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.
(2)Before the Trustee acts or refrains from acting, it may require an Officer’s Certificate or an Opinion of Counsel, or both, which shall conform to the provisions of Section 11.05. The Trustee shall be protected and shall not be liable for any action it takes or omits to take in good faith in reliance on such certificate or opinion.
(3)The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed by it with due care.
(4)The Trustee shall not be liable for any action it takes or omits to take in good faith which it reasonably believes to be authorized or within its rights or powers; provided that the Trustee’s conduct does not constitute negligence or willful misconduct.
(5)The Trustee may consult with counsel of its selection, and the advice or opinion of such counsel as to matters of law shall be full and complete authorization and protection from liability in respect of any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.
(6)The Trustee shall not be deemed to have knowledge of any Default or Event of Default except any Default or Event of Default of which a Responsible Officer of the Trustee shall have received written notification, that references this Indenture and the specific Event of Default. In the absence of such notice, the Trustee may conclusively assume there is no Default except as aforesaid.
(7)The Trustee shall be under no obligation to exercise any of its rights or powers hereunder at the request of any Holder of Notes unless such Holder of Notes shall have offered to the Trustee security and indemnity satisfactory to the Trustee.
(8)The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate (including any Officer’s Certificate), statement, instrument, opinion (including any Opinion of Counsel), notice, request, direction, consent, order, bond, debenture, note, other evidence of Indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled, upon reasonable notice to the Issuer, to examine the books, records, and premises of the Issuer, personally or by agent or attorney at the sole cost of the investigation.
(9)The Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder.

(10)The permissive rights of the Trustee to do things enumerated in this Indenture shall not be construed as duties hereunder.
(11)The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and to each agent, custodian and other Person employed to act hereunder.
(12)Delivery of reports, information and documents to the Trustee under Section 4.02 is for informational purposes only and the Trustee’s receipt of the foregoing shall not constitute constructive notice of any information contained therein, including the Issuer’s compliance with any of its covenants hereunder (as which the Trustee is entitled to rely exclusively on the Officer’s Certificate).
(13)In no event shall the Trustee be responsible for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the possibility of such loss or damage and regardless of the form of action.
SECTION 7.03.  Individual Rights of Trustee.
The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may make loans to, accept deposits from, perform services for or otherwise deal with the either of the Issuer or any Guarantor, or any Affiliates thereof, with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. The Trustee, however, shall be subject to Sections 7.10 and 7.11.
SECTION 7.04.  Trustee’s Disclaimer.
The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes or any Note Guarantee, it shall not be accountable for the Issuer’s or any Guarantor’s use of the proceeds from the sale of Notes or any money paid to the Issuer or any Guarantor pursuant to the terms of this Indenture and it shall not be responsible for the use or application of money received by any Paying Agent other than the Trustee. The Trustee shall not be responsible for any statement in the Notes, Note Guarantee, this Indenture or any other document in connection with the sale of the Notes other than its certificate of authentication.
SECTION 7.05.  [Reserved].

SECTION 7.06.  [Reserved].
SECTION 7.07.  Compensation and Indemnity.
The Issuer and the Guarantors shall pay to the Trustee (acting in any capacity hereunder) from time to time reasonable compensation for its services hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) as agreed from time to time by the Trustee and the Issuer. The Issuer and the Guarantors shall reimburse the Trustee (acting in any capacity hereunder) upon request for all reasonable out-of-pocket disbursements, expenses and advances incurred or made by it in connection with its duties under this Indenture, including the reasonable compensation, disbursements and expenses of the Trustee’s agents and counsel.
The Issuer and the Guarantors shall indemnify each of the Trustee (acting in any capacity hereunder) and any predecessor Trustee for, and hold each of them harmless against, any and all loss, damage, claim, liability or expense, including without limitation taxes (other than taxes based on the income of the Trustee) and reasonable attorneys’ fees and expenses incurred by each of them in connection with the acceptance or performance of its duties, or otherwise arising, under this Indenture including the reasonable costs and expenses of defending itself against any claim (whether brought by the Issuer, Guarantors, Holders or otherwise) or liability in connection with the exercise or performance of any of its powers or duties hereunder (including, without limitation, settlement costs). The Trustee shall notify the Issuer and the Guarantors in writing promptly of any claim asserted against the Trustee (acting in any capacity hereunder) for which it may seek indemnity. However, the failure by the Trustee to so notify the Issuer and the Guarantors shall not relieve the Issuer and Guarantors of their obligations hereunder except to the extent the Issuer and the Guarantors are prejudiced thereby.
Notwithstanding the foregoing, the Issuer and the Guarantors need not reimburse the Trustee (acting in any capacity hereunder) for any expense or indemnify it against any loss or liability incurred by the Trustee (acting in any capacity hereunder) through its negligence, bad faith or willful misconduct. To secure the payment obligations of the Issuer and the Guarantors to the Trustee (in any capacity hereunder) in this Section 7.07, the Trustee shall have a lien prior to the Notes on all money or property held or collected by the Trustee except such money or property held in trust to pay principal of and interest on particular Notes. The obligations of the Issuer and the Guarantors under this Section 7.07 to compensate and indemnify the Trustee (acting in any capacity hereunder) and each predecessor Trustee and to pay or reimburse the Trustee (acting in any capacity hereunder)and each predecessor Trustee for expenses, disbursements and advances shall survive the resignation or removal of the Trustee and the satisfaction, discharge or other termination of this Indenture, including any termination or rejection hereof under any Bankruptcy Law.
When the Trustee incurs expenses or renders services after an Event of Default specified in clause (7) or (8) of Section 6.01 occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law.
For purposes of this Section 7.07, the term “Trustee” shall include any trustee appointed pursuant to this Article Seven.
SECTION 7.08.  Replacement of Trustee.
The Trustee may resign by so notifying the Issuer and the Guarantors in writing. The Holders of a majority in aggregate principal amount of the outstanding Notes may remove the Trustee by notifying the Issuer and the removed Trustee in writing and may appoint a successor Trustee with the Issuer’s written consent, which consent shall not be unreasonably withheld. The Issuer may remove the Trustee at its election if:
(1)the Trustee fails to comply with Section 7.10;
(2)the Trustee is adjudged a bankrupt or an insolvent;
(3)a receiver or other public officer takes charge of the Trustee or its property; or

(4)the Trustee otherwise becomes incapable of acting.
If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Issuer shall promptly appoint a successor Trustee. If a Trustee is removed with or without cause, all fees and expenses (including the reasonable fees and expenses of counsel) of the Trustee incurred in the administration of the trust or in performing the duties hereunder shall be paid to the Trustee.
If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Issuer or the Holders of at least 10% in principal amount of the outstanding Notes may petition any court of competent jurisdiction, at the expense of the Issuer, for the appointment of a successor Trustee.
If the Trustee fails to comply with Section 7.10, any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.
A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuer. Immediately following such delivery, the retiring Trustee shall, subject to its rights under Section 7.07, transfer all property held by it as Trustee to the successor Trustee, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. A successor Trustee shall mail notice of its succession to each Holder. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Issuer obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.
SECTION 7.09.  Successor Trustee by Consolidation, Merger, etc.
If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust assets to, another entity, subject to Section 7.10, the successor entity without any further act shall be the successor Trustee; provided such entity shall be otherwise qualified and eligible under this Article Seven.
SECTION 7.10.  Eligibility; Disqualification.
The Trustee (together with its corporate parent) shall have a combined capital and surplus of at least $50,000,000 as set forth in the most recent applicable published annual report of condition.
SECTION 7.11.  Preferential Collection of Claims against Issuer.
For purposes of this Indenture, the Trustee shall comply with Section 311(a) of the Trust Indenture Act (as if, for the limited purpose of the Trustee’s obligations under this sentence, the Indenture had been qualified under the Trust Indenture Act), excluding any creditor relationship listed in Section 311(b) of the Trust Indenture Act. A Trustee who has resigned or been removed comply with such Section 311(a) of the Trust Indenture Act (as if, for the limited purpose of the Trustee’s obligations in this sentence, the Indenture had been qualified under the Trust Indenture Act) to the extent indicated therein. If the Trustee acquires any conflicting interest (as defined in the Trust Indenture Act), it must eliminate such conflict within 90 days, apply to the SEC for permission to continue (if the Indenture has been qualified under the Trust Indenture Act) or resign. For the avoidance of doubt, the provisions of the Trust Indenture Act do not apply to this Indenture or to the Notes.

SECTION 7.12.  Paying Agents.
The Issuer shall cause each Paying Agent other than the Trustee to execute and deliver to it and the Trustee an instrument in which such agent shall agree with the Trustee, subject to the provisions of this Section 7.12:
(A) that it shall hold all sums held by it as agent for the payment of principal of, or premium, if any, or interest on, the Notes (whether such sums have been paid to it by the Issuer or by any obligor on the Notes) in trust for the benefit of Holders or the Trustee;
(B) that it shall at any time during the continuance of any Event of Default, upon written request from the Trustee, deliver to the Trustee all sums so held in trust by it together with a full accounting thereof; and
(C) that it shall give the Trustee written notice within three (3) Business Days of any failure of the Issuer (or by any obligor on the Notes) in the payment of any installment of the principal of, premium, if any, or interest on, the Notes when the same shall be due and payable.
ARTICLE EIGHT
AMENDMENTS, SUPPLEMENTS AND WAIVERS

SECTION 8.01.  Without Consent of Holders.
The Issuer and the Trustee may amend, waive or supplement this Indenture or the Notes without prior notice to or consent of any Holder:
(1)to provide for the assumption of the Issuer’s or a Guarantor’s obligations to the Holders in accordance with Section 5.01;
(2)to provide for uncertificated Notes in addition to or in place of certificated Notes;
(3)to cure any ambiguity, defect or inconsistency;
(4)to add any guarantees with respect to the Notes, including the Note Guarantees;
(5)to release any Guarantor from any of its obligations under its Note Guarantee or this Indenture (to the extent permitted by this Indenture);
(6)to comply with any requirement of the SEC in connection with any required qualification of this Indenture under the TIA;
(7)to secure the Notes;
(8)to provide for the issuance of Additional Notes in accordance with the provisions set forth in this Indenture;
(9)to add to the covenants of the Issuer or a Subsidiary for the benefit of the Holders of the Notes or to surrender any right or power conferred upon the Issuer or a Subsidiary;

(10)to evidence and provide for the acceptance of appointment by a successor trustee with respect to the Notes and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts thereunder by more than one trustee;
(11)to conform the text of this Indenture, the Notes or the Note Guarantees to any provision of the “Description of notes” in the Offering Memorandum to the extent that such provision in the “Description of notes” was intended to be a verbatim recitation of a provision of this Indenture, the Notes or the Note Guarantees; or
(12)to make any change that does not materially adversely affect the rights of any Holder hereunder.
The Trustee is hereby authorized to join with the Issuer in the execution of any supplemental indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations which may be therein contained, but the Trustee shall not be obligated to enter into any such supplemental indenture which adversely affects its own rights, duties or immunities under this Indenture.
SECTION 8.02.  With Consent of Holders.
This Indenture or the Notes may be amended with the consent (which may include consents obtained in connection with a tender offer or exchange offer for Notes) of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding, and any existing Default under, or compliance with any provision of, this Indenture may be waived (other than any continuing Default in the payment of the principal or interest on the Notes, except a rescission of acceleration of the Notes by the Holders thereof as provided in this Indenture and a waiver of the payment default that resulted from such acceleration) with the consent (which may include consents obtained in connection with a tender offer or exchange offer for Notes) of the Holders of a majority in aggregate principal amount of the Notes then outstanding; provided that, without the consent of each Holder affected, no amendment or waiver may:
(1)reduce, or extend the maturity of, the principal of any Note;
(2)reduce the rate of or extend the time for payment of interest on any Note;
(3)reduce any premium payable upon redemption of the Notes or change the date on, or the circumstances under, which any Notes are subject to redemption (it being understood, for the avoidance of doubt, that this clause (3) shall not apply to provisions relating to the purchase of Notes described in Section 4.08, except that after a Change of Control Triggering Event has occurred, no amendment or other modification of the obligation of the Issuer to make a Change of Control Offer relating to such Change of Control Triggering Event shall be made without the consent of each Holder of the Notes affected);
(4)make any Note payable in money or currency other than that stated in the Notes;
(5)modify or change any provision of this Indenture or the related definitions to affect the ranking of the Notes or any Note Guarantee in a manner that adversely affects the Holders;
(6)reduce the percentage of Holders necessary to consent to an amendment or waiver to this Indenture or the Notes;

(7)waive a default in the payment of principal of or premium or interest on any Notes (except a rescission of acceleration of the Notes by the Holders thereof as provided in this Indenture and a waiver of the payment default that resulted from such acceleration); or
(8)impair the rights of Holders to receive payments of principal of or interest on the Notes on or after the due date therefor or to institute suit for the enforcement of any payment on the Notes.
After an amendment, supplement or waiver under this Section 8.02 becomes effective, the Issuer shall mail or send to the Holders a notice briefly describing the amendment, supplement or waiver. Any failure of the Issuer to mail or send such notice, or any defect therein, shall not in any way impair or affect the validity of the amendment, supplement or waiver.
Upon the written request of the Issuer, accompanied by a Board Resolution authorizing the execution of any such supplemental indenture, and upon the receipt by the Trustee of evidence reasonably satisfactory to the Trustee of the consent of the Holders as aforesaid and upon receipt by the Trustee of the documents described in Section 8.06, the Trustee shall join with the Issuer in the execution of such supplemental indenture unless such supplemental indenture affects the Trustee’s own rights, duties or immunities under this Indenture, in which case the Trustee may, but shall not be obligated to, enter into such supplemental indenture.
It shall not be necessary for the consent of the Holders under this Section 8.02 to approve the particular form of any proposed amendment, supplement or waiver. It shall be sufficient if such consent approves the substance thereof.
SECTION 8.03.  [Reserved].

SECTION 8.04.  Revocation and Effect of Consents.
Until an amendment, supplement, waiver or other action becomes effective, a consent to it by a Holder is a continuing consent conclusive and binding upon such Holder and every subsequent Holder of the same Note or portion thereof, and of any Note issued upon the transfer thereof or in exchange therefor or in place thereof, even if notation of the consent is not made on any such Note. Any such Holder or subsequent Holder, however, may revoke the consent as to his Note or portion of a Note, if the Trustee receives the written notice of revocation before the date the amendment, supplement, waiver or other action becomes effective.
The Issuer may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement, or waiver. If a record date is fixed, then, notwithstanding the preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only such Persons, shall be entitled to consent to such amendment, supplement, or waiver or to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 120 days after such record date unless the consent of the requisite number of Holders has been obtained.
After an amendment, supplement, waiver or other action becomes effective, it shall bind every Holder, unless it makes a change described in any of clauses (1) through (9) of Section 8.02. In that case the amendment, supplement, waiver or other action shall bind each Holder who has consented to it and every subsequent Holder or portion of a Note that evidences the same debt as the consenting Holder’s Note.
SECTION 8.05.  Notation on or Exchange of Notes.
If an amendment, supplement, or waiver changes the terms of a Note, the Trustee (in accordance with the specific written direction of the Issuer) shall request the Holder (in accordance with the specific written direction of the Issuer) to deliver it to the Trustee. In such case, the Trustee shall place an appropriate notation on the Note about the changed terms and return it to the Holder. Alternatively, if the Issuer or the Trustee so determines, the Issuer in exchange for the Note shall issue and the Trustee shall authenticate a new Note that reflects the changed terms. Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.
SECTION 8.06.  Trustee to Sign Amendments, etc.
The Trustee shall sign any amendment, supplement or waiver authorized pursuant to this Article Eight if the amendment, supplement or waiver does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may, but need not, sign it. In signing or refusing to sign such amendment, supplement or waiver the Trustee shall be entitled to receive and, subject to Section 7.01, shall be fully protected in relying conclusively upon an Officer’s Certificate and an Opinion of Counsel stating, in addition to the matters required by Section 11.04, that such amendment, supplement or waiver is authorized or permitted by this Indenture and all conditions precedent required hereunder to such amendment, supplement or waiver have been complied with.
ARTICLE NINE
DISCHARGE OF INDENTURE; DEFEASANCE

SECTION 9.01.  Discharge of Indenture.
This Indenture will be discharged and will cease to be of further effect as to all outstanding Notes, except the obligations referred to in the last paragraph of this Section 9.01, if
(1)all the Notes that have been authenticated and delivered (except lost, stolen or destroyed Notes which have been replaced or paid and Notes for whose payment money has been deposited in trust or segregated and held in trust by the Issuer and thereafter repaid to the Issuer or discharged from this trust) have been delivered to the Trustee for cancellation, or
(2)(a) all Notes not delivered to the Trustee for cancellation otherwise (i) have become due and payable, (ii) shall become due and payable, or may be called for redemption, within one year or (iii) have been called for redemption pursuant to paragraph 6 of the Notes, and, in any case, the Issuer has irrevocably deposited or caused to be deposited with the Trustee as trust funds, in trust solely for the benefit of the Holders, U.S. legal tender, U.S. Government Obligations or a combination thereof, in such amounts as shall be sufficient (without consideration of any reinvestment of interest), as evidenced by an Officer’s Certificate of the Issuer, to pay and discharge the entire Indebtedness (including all principal and accrued interest) on the Notes not theretofore delivered to the Trustee for cancellation (provided that, with respect to any redemption that requires the payment of the Applicable Premium, the amount deposited will be sufficient for purposes of this Indenture to the extent that an amount is so deposited with the Trustee equal to the Applicable Premium calculated as of the date of the notice of redemption, with any deficit on the Redemption Date only required to be deposited with the Trustee on or prior to the Redemption Date),
(b) the Issuer has paid all other sums payable by it under this Indenture, and
(c) the Issuer has delivered irrevocable instructions to the Trustee to apply the deposited money toward the payment of the Notes at maturity or on the date of redemption, as the case may be.
In addition, the Issuer must deliver an Officer’s Certificate and an Opinion of Counsel stating that all conditions precedent to satisfaction and discharge have been complied with.
After such delivery, the Trustee shall acknowledge in writing the discharge of the Issuer’s obligations terminated pursuant to this Section 9.01.
Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Issuer in Section 2.07 shall survive until all Notes have been cancelled and the obligations of the Issuer in Sections 7.07, 9.05 and 9.06 shall survive.
SECTION 9.02.  Legal Defeasance.
The Issuer may at its option and at any time, pursuant to a Board Resolution, be discharged from its obligations with respect to the Notes and the Guarantors discharged from their obligations under the Note Guarantees on the date the conditions set forth in Section 9.04 are satisfied (hereinafter, “Legal Defeasance”). For this purpose, such Legal Defeasance means that the Issuer and the Guarantors shall be deemed to have paid and discharged the entire indebtedness represented by the Notes and the Note Guarantees with respect thereto and to have satisfied all its other obligations under such Notes, such Note Guarantees and this Indenture, and this Indenture shall cease to be of further effect as to all outstanding Notes and Note Guarantees (and the Trustee, at the expense of the Issuer, shall, subject to Section 9.06, execute instruments in form and substance reasonably satisfactory to the Trustee and Issuer acknowledging the same), except for the following which shall survive until otherwise terminated or discharged hereunder:
(a)the rights of Holders of outstanding Notes to receive payments in respect of the principal of, premium, if any, and interest on the Notes when such payments are due solely from the trust funds described in Section 9.04 and as more fully set forth in such Section,
(b)the Issuer’s obligations with respect to the Notes under Sections 2.04, 2.05, 2.06, 2.07, 2.08 and 2.11,

(c)the rights, powers, trusts, duties, and immunities of the Trustee hereunder (including claims of, or payments to, the Trustee under or pursuant to Section 7.07) and the Issuer’s obligation in connection therewith, and

(d)this Article Nine.

Subject to compliance with this Article Nine, the Issuer may exercise its option under this Section 9.02 with respect to Notes notwithstanding the prior exercise of its option under Section 9.03 with respect to such Notes.
SECTION 9.03.  Covenant Defeasance.
The Issuer may at its option and at any time, pursuant to a Board Resolution, elect that (x) the Issuer and the Guarantors shall be released from their respective obligations under Sections 4.02, 4.05, 4.06, 4.08 and 4.09 and (y) clauses (3)(b), (4), (5), (6) and (9) of Section 6.01 shall no longer apply with respect to the Notes on and after the date the conditions set forth in Section 9.04 are satisfied (hereinafter, “Covenant Defeasance”). For this purpose, such Covenant Defeasance means that the Issuer and the Guarantors may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such specified Section or portion thereof, whether directly or indirectly by reason of any reference elsewhere herein to any such specified Section or portion thereof or by reason of any reference in any such specified Section or portion thereof to any other provision herein or in any other document, and thereafter any omission to comply with such obligations shall not constitute a Default, but the remainder of this Indenture and the Notes shall be unaffected thereby.
SECTION 9.04.  Conditions to Legal Defeasance or Covenant Defeasance.
The following shall be the conditions to application of Section 9.02 or Section 9.03 to the outstanding Notes:
(1)the Issuer must irrevocably deposit with the Trustee, as trust funds, in trust solely for the benefit of the Holders of the Notes, U.S. legal tender, U.S. Government Obligations or a combination thereof, in such amounts as shall be sufficient (without consideration of any reinvestment of interest), as evidenced by an Officer’s Certificate of the Issuer, to pay the principal of and interest on the Notes on the stated date for payment or on the Redemption Date of the principal or installment of principal of or interest on the Notes (provided that, with respect to any redemption that requires the payment of the Applicable Premium, the amount deposited will be sufficient for purposes of this Indenture to the extent that an amount is so deposited with the Trustee equal to the Applicable Premium calculated as of the date of the notice of redemption, with any deficit on the Redemption Date only required to be deposited with the Trustee on or prior to the Redemption Date),
(2)in the case of Legal Defeasance, the Issuer shall have delivered to the Trustee an Opinion of Counsel in the United States of America confirming that:
(a)the Issuer has received from, or there has been published by the Internal Revenue Service, a ruling, or
(b)since the Issue Date, there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of such outstanding Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred,

(3)in the case of Covenant Defeasance, the Issuer shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that the Holders of such outstanding Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the Covenant Defeasance had not occurred,
(4)no Default shall have occurred and be continuing on the date of such deposit (other than a Default resulting from the borrowing of funds to be applied to such deposit),
(5)the Issuer shall have delivered to the Trustee an Officer’s Certificate stating that the deposit was not made by it with the intent of preferring the Holders of such Notes over any other of its creditors or with the intent of defeating, hindering, delaying or defrauding any other of its creditors or others, and
(6)the Issuer shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that the conditions provided for in, in the case of the Officer’s Certificate, clauses (1) through (4) and, in the case of the Opinion of Counsel, clauses (2) and/or (3) of this paragraph, have been complied with.
If the funds deposited with the Trustee to effect Covenant Defeasance are insufficient to pay the principal of and interest on the Notes when due, then the obligations of the Issuer and the obligations of the Guarantors under this Indenture shall be revived and no such defeasance shall be deemed to have occurred.
SECTION 9.05.  Deposited Money and U.S. Government Obligations to Be Held in Trust; Other Miscellaneous Provisions.
All money and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee pursuant to Section 9.04 in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent, to the Holders of such Notes, of all sums due and to become due thereon in respect of principal, premium, if any, and accrued interest, but such money need not be segregated from other funds except to the extent required by law.
The Issuer and the Guarantors shall (on a joint and several basis) pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Government Obligations deposited pursuant to Section 9.04 or the principal, premium, if any, and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.
Anything in this Article Nine to the contrary notwithstanding, the Trustee shall deliver or pay to the Issuer from time to time any money or U.S. Government Obligations held by it as provided in Section 9.04 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.
SECTION 9.06.  Reinstatement.

If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with Section 9.01, 9.02 or 9.03 by reason of any legal proceeding or by reason of any order or judgment of any court or Governmental Authority enjoining, restraining or otherwise prohibiting such application, the Issuer’s and each Guarantor’s obligations terminated pursuant to Section 9.01, 9.02 or 9.03, as applicable, shall be revived and reinstated as though no deposit had occurred pursuant to this Article Nine until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with Section 9.01; provided that if the Issuer or the Guarantors have made any payment of principal of, premium, if any, or accrued interest on any Notes because of the reinstatement of their obligations, the Issuer or the Guarantors, as the case may be, shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.
SECTION 9.07.  Moneys Held by Paying Agent.
In connection with the satisfaction and discharge of this Indenture, all moneys then held by any Paying Agent under the provisions of this Indenture shall, upon written demand of the Issuer, be paid to the Trustee, or if sufficient moneys have been deposited pursuant to Section 9.04, to the Issuer (or, if such moneys had been deposited by the Guarantors, to such Guarantors), and thereupon such Paying Agent shall be released from all further liability with respect to such moneys.
SECTION 9.08.  Moneys Held by Trustee.
Subject to applicable law, any moneys deposited with the Trustee or any Paying Agent or then held by the Issuer or the Guarantors in trust for the payment of the principal of, or premium, if any, or interest on any Note that are not applied but remain unclaimed by the Holder of such Note for two years after the date upon which the principal of, or premium, if any, or interest on such Note shall have respectively become due and payable shall be repaid to the Issuer (or, if appropriate, the Guarantors), or if such moneys are then held by the Issuer or the Guarantors in trust, such moneys shall be released from such trust; and the Holder of such Note entitled to receive such payment shall thereafter, as an unsecured general creditor, look only to the Issuer and the Guarantors for the payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money shall thereupon cease; provided that the Trustee or any such Paying Agent, before being required to make any such repayment, may, at the expense of the Issuer and the Guarantors, either mail to each Holder affected, at the address shown in the register of the Notes maintained by the Registrar pursuant to Section 2.04, or cause to be published once a week for two successive weeks, in a newspaper published in the English language, customarily published each Business Day and of general circulation in the City of New York, New York, a notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such mailing or publication, any unclaimed balance of such moneys then remaining shall be repaid to the Issuer. After payment to the Issuer or the Guarantors or the release of any money held in trust by the Issuer or any Guarantors, as the case may be, Holders entitled to the money must look only to the Issuer and the Guarantors for payment as general creditors unless applicable abandoned property law designates another Person.
ARTICLE TEN
GUARANTEE OF NOTES

SECTION 10.01.  Guarantee.
Subject to the provisions of this Article Ten, each Guarantor (including each Domestic Subsidiary that is a Wholly Owned Subsidiary that executes the Indenture as a “Guarantor” on the Issue Date and each Person that becomes a Guarantor in accordance with Section 4.06), by execution of a this Indenture or a supplemental indenture to this Indenture, as applicable, providing for such guarantee, jointly and severally, unconditionally guarantees (each, a “Note Guarantee” and collectively, the “Note Guarantees”) to each Holder and the Trustee (i) the due and punctual payment of the principal of and interest on each Note, when and as the same shall become due and payable, whether at maturity, by acceleration or otherwise, the due and punctual payment of interest on the overdue principal of and interest on the Notes, to the extent lawful, and the due and punctual payment of all obligations of the Issuer to the Holders or the Trustee all in accordance with the terms of such Note and this Indenture, and (ii) in the case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, at stated maturity, by acceleration or otherwise. Each Guarantor, by execution of this Indenture or a supplemental indenture to this Indenture, as applicable, agrees that its obligations hereunder shall be absolute and unconditional, irrespective of, and shall be unaffected by, any invalidity, irregularity or unenforceability of any such Note or this Indenture, any failure to enforce the provisions of any such Note or this Indenture, any waiver, modification or indulgence granted to the Issuer with respect thereto by the Holder of such Note, or any other circumstances which may otherwise constitute a legal or equitable discharge of a surety or such Guarantor.
Each Guarantor, by execution of this Indenture or a supplemental indenture to this Indenture, as applicable, waives diligence, presentment, demand for payment, filing of claims with a court in the event of merger or bankruptcy of the Issuer, any right to require a proceeding first against the Issuer, protest or notice with respect to any such Note or the Indebtedness evidenced thereby (except as expressly required hereunder, including pursuant to Article Six hereof) and all demands whatsoever, and covenants that this Note Guarantee shall not be discharged as to any such Note except by payment in full of the principal thereof and interest thereon or as otherwise provided in this Indenture. Each Guarantor, by execution of this Indenture or a supplemental indenture to this Indenture, as applicable, agrees that, as between such Guarantor, on the one hand, and the Holders and the Trustee, on the other hand, (i) the maturity of the obligations guaranteed pursuant to such supplemental indenture may be accelerated as provided in Article Six for the purposes of this Note Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed by execution of such supplemental indenture, and (ii) in the event of any declaration of acceleration of such obligations as provided in Article Six, such obligations (whether or not due and payable) shall forthwith become due and payable by each Guarantor for the purpose of the Note Guarantee.
SECTION 10.02.  Execution and Delivery of Guarantee.
If an officer of a Guarantor whose signature is on this Indenture (or a supplemental indenture to this Indenture, as applicable) no longer holds that office at the time the Trustee authenticates the Note or at any time thereafter, such Guarantor’s Note Guarantee of such Note shall be valid nevertheless.
The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of any Note Guarantee on behalf of the Guarantor.
SECTION 10.03.  Limitation of Guarantee.

The obligations of each Guarantor under its Note Guarantee are limited to the maximum amount as shall, after giving effect to all other contingent and fixed liabilities of such Guarantor (including, without limitation, any guarantees under the Credit Agreement and any of the Issuer’s other outstanding Indebtedness) and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Note Guarantee or pursuant to its contribution obligations under this Indenture, result in the obligations of such Guarantor under its Note Guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal or state law. Each Guarantor that makes a payment or distribution under its Note Guarantee shall be entitled to a contribution from each other Guarantor in a pro rata amount based on the adjusted net assets of each Guarantor.
SECTION 10.04  Release of Guarantor.
A Guarantor shall be automatically released from its obligations under its Note Guarantee and its obligations under this Indenture:
(1)in the event of dissolution of such Guarantor;
(2)if such Guarantor ceases to be a Domestic Subsidiary, when it first ceases to be a Domestic Subsidiary;
(3)if such Guarantor ceases to be a Wholly Owned Subsidiary, when it first ceases to be a Wholly Owned Subsidiary;
(4)upon the substantially simultaneous release, discharge or termination of the guarantee by such Guarantor of the Material Subject Debt; or
(5)upon the exercise of the legal defeasance option or covenant defeasance option pursuant to Sections 9.02 or 9.03 hereof, as applicable, or if the obligations under this Indenture are discharged in accordance with the terms hereof; or
(6)in the case of any Subsidiary that becomes a Guarantor pursuant to clause (b) under Section 4.06 of this Indenture, in any other circumstance described in the applicable supplemental indenture pursuant to which such Subsidiary becomes a Guarantor.
The Trustee shall execute any documents reasonably requested by the Issuer or a Guarantor in order to evidence the release of such Guarantor from its obligations under its Note Guarantee endorsed on the Notes and under this Article Ten.
SECTION 10.05.  Waiver of Subrogation.
Until the Notes have been paid in full, each Guarantor hereby irrevocably waives any claim or other rights which it may now or hereafter acquire against the Issuer that arise from the existence, payment, performance or enforcement of such Guarantor’s obligations under its Note Guarantee and this Indenture, including, without limitation, any right of subrogation, reimbursement, exoneration, indemnification, and any right to participate in any claim or remedy of any Holder of Notes against the Issuer, whether or not such claim, remedy or right arises in equity, or under contract, statute or common law, including, without limitation, the right to take or receive from the Issuer, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or Note on account of such claim or other rights. If any amount shall be paid to any Guarantor in violation of the preceding sentence and the Notes shall not have been paid in full, such amount shall have been deemed to have been paid to such Guarantor for the benefit of, and held in trust for the benefit of, the Holders, and shall forthwith be paid to the Trustee for the benefit of such Holders to be credited and applied upon the Notes, whether matured or unmatured, in accordance with the terms of this Indenture. Each Guarantor acknowledges that it shall receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and that the waiver set forth in this Section 10.05 is knowingly made in contemplation of such benefits.
ARTICLE ELEVEN
MISCELLANEOUS

SECTION 11.01. Trust Indenture Act.
The provisions of the TIA do not apply to this Indenture or the Notes.
SECTION 11.02.  Notices.
Except for notice or communications to Holders, any notice or communication shall be given in writing and delivered in person, sent by facsimile, delivered by commercial courier service or mailed by first-class mail, postage prepaid, addressed as follows:
If to the Issuer or any Guarantor:
EDGEWELL PERSONAL CARE COMPANY
6 Research Drive
        Shelton, CT 06484
        Facsimile: (203) 944-5531
Attention: Marisa Iasenza

with copies to:

WACHTELL, LIPTON, ROSEN & KATZ
51 West 52nd Street
        New York, NY 10019
        Facsimile: (212) 403-2000
Attention: Steven A. Rosenblum
        Jenna E. Levine

If to the Trustee:
THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.
c/o The Bank of New York Mellon
111 Sanders Creek Parkway
East Syracuse, NY 13057
Attn: Corporate Trust Operations

Such notices or communications shall be effective when received and shall be sufficiently given if so given within the time prescribed in this Indenture.
The Issuer, the Guarantors or the Trustee by written notice to the others may designate additional or different addresses for subsequent notices or communications.
Any notice or communication mailed to a Holder shall be mailed to him by first-class mail, postage prepaid, at his address shown on the register kept by the Registrar.
Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication to a Holder is mailed in the manner provided above, it shall be deemed duly given, whether or not the addressee receives it.
In case by reason of the suspension of regular mail service, or by reason of any other cause, it shall be impossible to mail any notice as required by this Indenture, then such method of notification as shall be made with the approval of the Trustee shall constitute a sufficient mailing of such notice.
The Trustee agrees to accept and act upon instructions or directions pursuant to this Indenture sent by unsecured e-mail, pdf, facsimile transmission or other similar unsecured electronic methods, provided, however, that the Trustee shall have received an incumbency certificate listing persons designated to give such instructions or directions and containing specimen signatures of such designated persons, which such incumbency certificate shall be amended and replaced whenever a person is to be added or deleted from the listing. If the Issuer elects to give the Trustee e-mail or facsimile instructions (or instructions by a similar electronic method) and the Trustee in its reasonable discretion elects to act upon such instructions, the Trustee shall be protected in acting on its good-faith and reasonable understanding of such instructions unless such action or understanding results from the Trustee’s own negligence, bad faith or willful misconduct. The Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s reasonable reliance upon and compliance with such instructions notwithstanding such instructions conflict or are inconsistent with a subsequent written instruction unless such losses, costs or expenses arise, directly or indirectly, from the Trustee’s own negligence, bad faith or willful misconduct. Subject to the foregoing provisions of this Section 11.02, the Issuer agrees to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Trustee, including without limitation the risk of the Trustee acting on unauthorized instructions, and the risk or interception and misuse by third parties.
SECTION 11.03. Communications by Holders with Other  Holders.
Holders may communicate in the manner contemplated by the provisions of TIA § 312(b) with other Holders with respect to their rights under this Indenture or the Notes (it being understood that, for the avoidance of doubt, the provisions of the Trust Indenture Act do not apply to this Indenture or the Notes). The Issuer, the Guarantors, the Trustee, the Registrar and anyone else shall have the protections contemplated by the provisions of TIA § 312(c) as if such provisions applied to this Indenture (it being understood that, for the avoidance of doubt, the provisions of the Trust Indenture Act do not apply to this Indenture or the Notes).
SECTION 11.04. Certificate and Opinion as to Conditions Precedent.
Upon any request or application by the Issuer or any Guarantor to the Trustee to take any action or refrain from taking any action under this Indenture, the Issuer or such Guarantor shall furnish to the Trustee:

(1)an Officer’s Certificate (which shall include the statements set forth in Section 11.05) stating that, in the opinion of the signer, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and
(2)an Opinion of Counsel (which shall include the statements set forth in Section 11.05) stating that, in the opinion of such counsel, all such conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with.
SECTION 11.05. Statements Required in Certificate and Opinion.
Each certificate and opinion with respect to compliance by or on behalf of the Issuer or any Guarantor with a condition or covenant provided for in this Indenture (other than the Officer’s Certificate required by Sections 3.01 or 4.04) shall comply with any requirements set forth in this Indenture and shall include:
(1)a statement that the Person making such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;
(2)a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;
(3)a statement that, in the opinion of such Person, it or he or she has made such examination or investigation as is necessary to enable it or him or her to express an informed opinion as to whether or not such covenant or condition has been complied with; and
(4)a statement as to whether or not, in the opinion of such Person, such covenant or condition has been complied with; provided, however, that with respect to such matters of fact an Opinion of Counsel may rely on an Officer’s Certificate or certificate of public officials, and provided, further, that an Opinion of Counsel may have customary qualifications for opinions of the type required.
SECTION 11.06. Rules by Trustee and Agents.
The Trustee may make reasonable rules for action by or meetings of Holders. The Registrar and Paying Agent may make reasonable rules for their functions.
SECTION 11.07. Business Days.
If a payment date is not a Business Day, payment may be made on the next succeeding Business Day, and no interest shall accrue for the intervening period.
SECTION 11.08. Governing Law.
This Indenture, the Notes and the Note Guarantees shall be governed by, and construed in accordance with, the laws of the State of New York.
SECTION 11.09. Waiver of Jury Trial
.

EACH OF THE ISSUER, THE GUARANTORS AND THE TRUSTEE AND EACH HOLDER OF NOTES BY ITS ACCEPTANCE THEREOF HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES AND ANY NOTE GUARANTEES.
SECTION 11.10. Force Majeure
In no event shall the Trustee, Paying Agent, Registrar or transfer agent be responsible or liable for any failure or delay in the performance of its obligations under this Indenture arising out of or caused by, directly or indirectly, forces beyond its reasonable control, including without limitation strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software or hardware) services.
SECTION 11.11. No Adverse Interpretation of Other Agreements.
This Indenture may not be used to interpret another indenture, loan, security or debt agreement of the Issuer or any Subsidiary. No such indenture, loan, security or debt agreement may be used to interpret this Indenture.
SECTION 11.12. [Reserved].

SECTION 11.13. FATCA.

In order to assist the Trustee with its compliance with Sections 1471 through 1474 of the U.S. Internal Revenue Code and the rules and regulations thereunder (as in effect from time to time, collectively, the “Applicable Law”) the Issuer agrees (i) upon reasonable written request of the Trustee to provide to the Trustee reasonably available information regarding the Issuer or the Holders of Notes (solely in their capacity as such) and which is necessary for the Trustee’s determination of whether it has tax related obligations under Applicable Law and (ii) that the Trustee shall be entitled to make any withholding or deduction in respect of Taxes from payments under this Indenture to the extent necessary to comply with Applicable Law for which the Trustee shall have no liability other than as a result of its negligence or willful misconduct. Nothing in the immediately preceding sentence shall be construed as obligating the Issuer to make any “gross up” payment or similar reimbursement in connection with a payment in respect of which amounts are so withheld or deducted.
SECTION 11.14. Successors.
All agreements of the Issuer and the Guarantors in this Indenture and the Notes shall bind their respective successors. All agreements of the Trustee, any additional trustee and any Paying Agents in this Indenture shall bind its successor.
SECTION 11.15. Multiple Counterparts.
The parties may sign multiple counterparts of this Indenture. Each signed counterpart shall be deemed an original, but all of them together represent one and the same agreement.
SECTION 11.16. Table of Contents, Headings, etc.

The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.
SECTION 11.17. Separability.
Each provision of this Indenture shall be considered separable and if for any reason any provision which is not essential to the effectuation of the basic purpose of this Indenture or the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
SECTION 11.18. USA Patriot Act.
The parties hereto acknowledge that in accordance with Section 326 of the USA Patriot Act the Trustee and Agents, like all financial institutions and in order to help fight the funding of terrorism and money laundering, are required to obtain, verify, and record information that identifies each Person or legal entity that establishes a relationship or opens an account. The parties to this agreement agree that they shall provide the Trustee and the Agents with such information as they may request in order to satisfy the requirements of the USA Patriot Act.

IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed all as of the date and year first written above.
EDGEWELL PERSONAL CARE COMPANY
By:
Name: Daniel J. Sullivan
Title: Chief Financial Officer

EDGEWELL PERSONAL CARE BRANDS, LLC,
as Guarantor
EDGEWELL PERSONAL CARE, LLC, as Guarantor
EDGEWELL PERSONAL CARE TAIWAN LTD., as Guarantor
JACK BLACK, L.L.C., as Guarantor
PLAYTEX MANUFACTURING, INC., as Guarantor
PLAYTEX PRODUCTS, LLC, as Guarantor
SCHICK MANUFACTURING, INC., as Guarantor
SUN PHARMACEUTICALS, LLC, as Guarantor
TANNING RESEARCH LABORATORIES, LLC,
as Guarantor
EDGEWELL PERSONAL CARE MIDDLE EAST, INC., as Guarantor
By:
Name: Daniel J. Sullivan
Title: Treasurer

[Signature Page to Indenture]

Execution Version
THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,
        as Trustee
By:
Name:
Title: